SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]         Preliminary Proxy Statement
[ ]         Confidential, for Use of the Commission Only (as permitted by
             Rule 14a-6(e)(2))
[X]         Definitive Proxy Statement
[ ]         Definitive Additional Materials
[ ]         Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           FPIC INSURANCE GROUP, INC.
                (Name of Registrant as Specified in Its Charter)
                   ------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]         No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)         Title of each class of securities to which transaction applies:
            --------------------------------------------------------------------

(2)         Aggregate number of securities to which transaction applies:
            --------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
            --------------------------------------------------------------------

(4)         Proposed maximum aggregate value of transaction:
            --------------------------------------------------------------------

(5)         Total Fee Paid:
            --------------------------------------------------------------------

[ ]         Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)         Amount previously paid:

(2)         Form, schedule or registration statement no.:

(3)         Filing party:

(4)         Date filed:

                           FPIC INSURANCE GROUP, INC.
                           --------------------------



John R. Byers
President
Chief Executive Officer




                                 April 30, 2001




Dear Shareholder:

         You are cordially invited to attend our Annual Meeting of Shareholders. The meeting will be held on Wednesday, June 6, 2001, at 10:00 a.m. Eastern Time, in the Pensacola Room at the Omni Hotel, 245 Water Street, Jacksonville, Florida 32202.

         At this year's meeting, the Shareholders will vote on the election of five Directors and on amendments to the Company's stock option plans.

         A notice of meeting and a proxy statement containing more information with regard to these items are attached.

         Your vote is important. Please sign and return your proxy card before the meeting, so that your shares will be represented and voted at the meeting, even if you cannot attend.



                                               Yours truly,


                                               /s/ John R. Byers


                                               John R. Byers












       225 Water Street, Suite 1400 - Jacksonville, Florida 32202-5147 -
                       (904) 350-1016 - Fax (904) 633-9579

                           FPIC Insurance Group, Inc.
                          225 Water Street, Suite 1400
                           Jacksonville, Florida 32202

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

               To the Shareholders of FPIC Insurance Group, Inc.:

         The Annual Meeting of Shareholders of FPIC Insurance Group, Inc. (the "Company") will be held in the Pensacola Room at the Omni Hotel, 245 Water Street, Jacksonville, Florida, on Wednesday, June 6, 2001, at 10:00 a.m. Eastern Time. The purposes of the meeting are:

         1.   To elect five Directors to serve until their terms expire.
         2.   To vote on an amendment to the Director Stock Option Plan.
         3.   To vote on an amendment to the Omnibus Incentive Plan.
         4. To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

         The Board of Directors has set April 11, 2001, as the record date for the meeting. This means that shareholders at the close of business on that date are entitled to:


              o    receive this notice of the meeting; and
              o vote, either by proxy or in person, at the meeting and any adjournments or postponements of the meeting.

         You are cordially invited to attend the Annual Meeting. However, whether or not you plan to attend the Annual Meeting, we encourage you to sign and return your proxy card before the meeting, so that your shares will be represented and voted at the meeting even if you cannot attend. A return envelope, which requires no postage, if mailed in the United States, has been provided for your use. If you attend the Annual Meeting and inform the Secretary of the Company in writing that you wish to vote your shares in person, your proxy will not be used.

                                       By Order of the Board of Directors


                                       /s/ Roberta Goes Cown
                                       -----------------------------------------
                                       Roberta Goes Cown
                                       Corporate Counsel and
                                       Secretary of the Company

Jacksonville, Florida
April 30, 2001


            We urge each shareholder to promptly sign and return the
                enclosed proxy card. See our question and answer
                      section for information about voting,
             how to revoke a proxy and how to vote shares in person.

                           FPIC Insurance Group, Inc.
                          225 Water Street, Suite 1400
                           Jacksonville, Florida 32202



                                 April 30, 2001


                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 6, 2001



         Our Board of Directors is furnishing you this proxy statement to solicit your proxy to be voted at the 2001 Annual Meeting of Shareholders of FPIC Insurance Group, Inc. (the "Company"). The meeting will be held in the Pensacola Room at the Omni Hotel, 245 Water Street, Jacksonville, Florida 32202, at 10:00 a.m., Eastern Time. Your proxy may also be voted at any adjournments or postponements of the meeting.

         The Annual Report of the Company to its Shareholders for the 2000 fiscal year and this proxy statement and form of proxy are being distributed on or about April 30, 2001 to shareholders entitled to vote.

         All properly executed written proxies that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the meeting.

         Only holders of record of shares of Common Stock at the close of business on April 11, 2001 are entitled to vote at the meeting, or at adjournments or postponements of the meeting. Each holder of record on the record date is entitled to one vote for each share of Common Stock held. At the close of business on April 11, 2001, there were 9,351,255 shares of Common Stock issued and outstanding.

39

                           QUESTIONS AND ANSWERS ABOUT
                             THE MEETING AND VOTING



1.  What is a proxy?

         A proxy is your legal designation of another person to vote stock you own. If you designate someone as your proxy in a written document, that document is called a proxy or a proxy card. The enclosed proxy card names two officers of the Company as proxies for the 2001 Annual Meeting of Shareholders. These two officers are Pamela D. Deyo and Charles Divita, III. A representation of the proxy card for the 2001 Annual Meeting of shareholders can be found at Appendix B.

2.  What is a proxy statement?

         A proxy statement is a document that the federal securities laws and regulations require us to give you when we ask you to sign a proxy card designating each of Pamela D. Deyo and Charles Divita, III as proxies to vote on your behalf. This year proxy statements are being distributed on or about April 30, 2001 to shareholders entitled to vote.

3. What is the difference between a shareholder of record and a shareholder who holds stock in street name?

         o If your shares are registered in your name, you are a shareholder of record.
         o If your shares are in the name of your broker or bank, your shares are held in street name.

4.  What different methods can you use to vote?

         o Via Proxy: All shareholders may vote by returning the enclosed proxy card; or
         o In Person: All shareholders may vote in person at the meeting. If you wish to vote in person at the meeting and your shares of common stock of the Company are held in the street name of your broker, you must obtain a legal proxy from your broker in order to vote in person at the meeting.

5.  What is the record date and what does it mean?

         The record date for the 2001 Annual Meeting of Shareholders is April 11, 2001. The record date is established by the Board of Directors, as required by law. Each shareholder of common stock at the close of business on the record date is entitled:

              o    to receive notice of the meeting; and
              o to vote one vote for each share of common stock held on the record date, at the meeting and any adjournments or postponements of the meeting.

6.  How can you revoke a proxy?

         A shareholder can revoke a proxy by any one of the following three actions:
              o    giving written notice to the Secretary of the Company;
              o    delivering a later dated proxy; or
              o    voting in person at the meeting.

7.  Who counts the votes?

         The Company's Transfer Agent will tabulate the proxies. Roberta Goes Cown, Corporate Counsel and Secretary of the Company, has been designated as the Inspector of Election for the 2001 Annual Meeting of Shareholders to certify the results of the tabulation.

8. What are your voting choices when voting for Director nominees through the enclosed proxy card?

         In voting on the election of five Director nominees to serve until their terms expire, you may vote in one of the following ways:
              o    in favor of all nominees;
              o    withhold votes as to all nominees; or
              o    withhold votes as to specific nominees.

9.  What vote is needed to elect Directors?

         Directors will be elected by a plurality of the votes cast by the shareholders voting in person or by proxy at the meeting.

         The Board of Directors recommends a vote "FOR" each of the nominees.

10. What are your voting choices when voting on each of the amendments to the Company's stock option plans through the enclosed proxy card?

         In voting on each of the amendments to the Company's stock option plans, you may vote in one of the following ways:
              o    in favor of the amendment;
              o    against the amendment; or
              o    abstain from voting on the amendment.

11.  What votes are needed to approve each of the amendments?

         A majority of the votes cast by the shareholders voting in person or by proxy at the Annual Meeting of Shareholders will be necessary to approve the amendment to the Company's Director Stock Option Plan and the amendment to the Company's Omnibus Incentive Plan.

         The Board of Directors recommends a vote "FOR" each of these amendments.

12. What if a shareholder does not specify a choice for a matter when returning a proxy?

         Shareholders should specify their choice for each matter on the enclosed form of proxy. If no instructions are given, proxies that are signed and returned will be voted FOR the election of all Director nominees and FOR the amendments to the Company's stock option plans.

13.  How are abstentions and broker non-votes counted?

         Abstentions occur when a shareholder who is entitled to vote a share of common stock of the Company chooses not to vote that share. Broker non-votes occur when a broker that holds shares in street name for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instruction on the matter.

         Abstentions and broker non-votes will have no effect on business of the meeting that is of a routine nature and is properly presented at the meeting. Abstentions and broker non-votes will have no effect on the outcome of the Company's votes at the 2001 Annual Meeting of Shareholders.


                              ELECTION OF DIRECTORS


         The Company has a staggered Board of Directors, with three classes of directors that generally serve for terms of three years. The Board of Directors currently consists of 14 persons. The Company's Articles of Incorporation provide that the number of directors may be determined from time to time by resolution adopted by the affirmative vote of at least 75% of the entire Board of Directors. This number and its determination is exclusive of directors to be elected by the holders of any one or more series of Preferred Stock voting separately as a class or classes. No such Preferred Stock is outstanding. The Company's Bylaws provide that the Company's President will always be nominated by the Board of Directors for election to the Board of Directors whenever the President's term as a director expires or whenever the President is not a director.

         Members of the Board of Directors are required to be between 18 and 70 years of age; provided that (i) any director who is elected prior to becoming 70 years of age may complete his then current term as a director and (ii) any director serving as of January 10, 1998 who as of such date was older than 70 years of age, or who has or will become older than 70 years of age during his then current term as a director, will be eligible to serve one additional term as a director for the term commencing upon the termination of his then current term. As a result of such age requirement, three directors will be retiring from the Company's Board upon completion of their 2001 terms. D. L. Van Eldik, M.D. has served as a director of the Company since its formation in 1996 and as a director of Florida Physicians Insurance Company, Inc. ("FPIC"), the Company's largest insurance subsidiary, from 1988 to 1998. Frank Moya, M.D. has served as a director of the Company since 1998 and as a director of FPIC from 1998 to 1999. Henry M. Yonge, M.D. has served as a director of the Company since its formation in 1996 and as a director of FPIC from 1985 to 1999. Dr. Yonge also served as Chairman of FPIC's Board from 1988 to 1991. Each of these Directors has made significant contributions to the Companies they have served.


         As a result of these retirements, the Board of Directors has determined that there should be thirteen directors after the Annual Meeting of Shareholders until such time as one additional director is designated by APA Management, Inc. ("APAM") to fill the vacant directorship created by Dr. Moya's retirement. In connection with the Company's acquisition of Anesthesiologists Professional Assurance Company ("APAC") in 1998, the Company, APAC and APAM entered into a Management Agreement pursuant to which APAM manages APAC's business. Under the APAC acquisition agreement, the Company agreed to cause a designee by APAM to be appointed to the Company's and FPIC's Boards of Directors, so long as the Management Agreement remains in effect. Dr. Moya has served as APAM's designee to the Company's Board of Directors since 1998 and Elizabeth Moya, Dr. Moya's daughter, a practicing attorney and an officer and director of APAC, is APAM's current designee to FPIC's Board of Directors. Dr. Moya, upon completion of his 2001 term, will be retiring from the Company's Board, at which time APAM will designate and the Company's Board will elect a replacement designee to serve until the 2002 Annual Meeting of Shareholders.

         Under Florida Statutes, the classes of directors under a staggered Board are to be as nearly equal in number as possible. John R. Byers was elected to the Board during 2000 to replace William R. Russell, whose term would have expired in 2003. Consequently, in order to comply with Florida Statutes, Mr. Byers is being elected to hold office until 2003 or until his successor is elected and qualified. Four other directors are being elected to hold office until 2004, or until their successors are elected and qualified. The persons designated as nominees for election in the 2004 class include two incumbent directors, James W. Bridges, M.D. and J. Stewart Hagen, M.D., and two director nominees, John K. Anderson, Jr. and M.C. Harden, III, standing for election for the first time in 2001.

         If, for any reason, any of the nominees is not a candidate when the election occurs, the enclosed Proxy may be voted for a substitute nominee. The Board of Directors does not anticipate that any nominee will not be a candidate. Further information regarding the nominees and the other directors is set forth below.


                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                              EACH OF THE NOMINEES.

                               BOARD OF DIRECTORS
                          OF FPIC INSURANCE GROUP, INC.


Nominee Standing for Election in 2001 for Term Expiring in 2003

         John R. Byers, 46, is President and Chief Executive Officer of the Company. Mr. Byers joined the Company in November 1998 as Executive Vice President and General Counsel. In May 1999, he was elected Secretary and in June 1999, he was further elected as Chief Operating Officer. Mr. Byers was elected director, interim President and Chief Executive Officer in July 2000. Mr. Byers was elected as President and Chief Executive Officer of the Company in September 2000. Mr. Byers also serves as a director of each of the Company's four insurance subsidiaries and of Physicians' Reciprocal Insurers ("PRI"), a New York medical professional liability insurance reciprocal for which the Company provides reciprocal management services. Prior to joining the Company, Mr. Byers was a partner in the LeBoeuf, Lamb, Greene & MacRae, L.L.P. law firm from 1988 until 1998. Mr. Byers has served as a director of the Company since July 2000.

Nominees Standing for Election in 2001 for Terms Expiring in 2004

          John K. Anderson, Jr., 52, is Executive Vice President, Treasurer and Chief Financial Officer of American Heritage Life Investment Co., a life insurance company located in Jacksonville, Florida, which is owned by Allstate Financial. From 1993 until Mr. Anderson joined American Heritage in January 1996, Mr. Anderson served as Chief Executive Officer of E. G. Baldwin & Associates, Inc., a regional distributor of medical imaging products and services to hospitals and other medical providers, located in Cleveland, Ohio. Prior to that, he was President and Chief Executive Officer of Capitol American Life Insurance Company and before that Executive Vice President and Chief Financial Officer of Baptist Health Systems, Inc. Mr. Anderson is also a member of the Board of Directors of Baptist Medical Center.

         James W. Bridges, M.D., 66, is engaged in the private practice of obstetrics and gynecology in Miami, Florida. Dr. Bridges has practiced medicine since 1967. Dr. Bridges has served as a director of the Company since its formation in 1996 and as a director of FPIC since 1985.

         J. Stewart Hagen, M.D., 69, is a retired general surgeon who practiced in Ft. Myers, Florida from 1965 to 1996. Dr. Hagen has served as a director of the Company since its formation in 1996 and as a director of FPIC since 1988.

         M. C. Harden, III, 48, has served as Chairman of the Board and President and as a Principal of Harden & Associates, Inc., an insurance broker and risk management and employee benefits consultant, located in Jacksonville, Florida, since 1976. Mr. Harden is also a member of the Board of Directors of Baptist Medical Center.

Incumbent Directors Whose Terms Expire In 2003

         Richard J. Bagby, M.D., 60, is engaged in the private practice of diagnostic radiology in Orlando, Florida. Dr. Bagby has practiced medicine since 1972. In 2000, Dr. Bagby joined Boston Diagnostic Imaging as its Medical Director. Dr. Bagby is a Past-President of the Florida Medical Association ("FMA") and has served as a director of the Company since its formation in 1996. Dr. Bagby has also served as a director of FPIC since 1993.

         Robert O. Baratta, M.D., 60, is engaged in the private practice of ophthalmology in Stuart, Florida and is Co-Chief Executive Officer of Ultrastrip Systems, Inc. Dr. Baratta has practiced medicine since 1973. He has served as a director of the Company since its formation in 1996, and has served as Chairman of the Board since July 1999. Dr. Baratta also served as a director of FPIC from 1993 to March 2000.

         Louis C. Murray, M.D., 76, is a family physician engaged in private practice in Orlando, Florida. Dr. Murray has practiced medicine since 1954. Dr. Murray is a Past-President of the FMA and has served as a director of the Company since its formation in 1996 and served as a director of FPIC from 1988 to 1999.

Incumbent Directors Whose Terms Expire In 2002

         Gaston J. Acosta-Rua, M.D., 63, is a neurosurgeon engaged in private practice in Jacksonville, Florida. Dr. Acosta-Rua has practiced medicine since 1971. Dr. Acosta-Rua has served as a director of the Company since its formation in 1996 and served as Chairman of the Board from 1996 to 1997. Dr. Acosta-Rua has served as a director of FPIC since 1986 and served as Chairman of FPIC's Board of Directors from 1994 to 1997.

         Curtis E. Gause, D.D.S., 76, is a retired dentist who is President-Emeritus and consultant for St. Petersburg Dental Center, a dental center in St. Petersburg, Florida. Dr. Gause practiced dentistry from 1954 to 1992. Dr. Gause, a Past-President of the Florida Dental Association (the "FDA"), has served as a director of the Company since its formation in 1996 and served as a director of FPIC from 1993 to 1999.

         Guy T. Selander, M.D., 65, is a family physician engaged in private practice in Jacksonville, Florida. Dr. Selander has practiced medicine since 1964. Dr. Selander is a Past-President of the FMA and has served as a director of the Company since its formation in 1996 and as a director of FPIC since 1989. Dr. Selander served as Vice-Chairman of the Board of Directors of the Company from 1997 to 1999. Dr. Selander is currently Chairman of the Board of Directors of FPIC.

         David M. Shapiro, M.D., 47, is Senior Vice President of Medical Affairs of Surginet, Inc., an ambulatory surgery center management/development company located in Nashville, Tennessee. Prior to joining Surginet, Dr. Shapiro engaged in the private practice of anesthesiology in Ft. Myers, Florida. Dr. Shapiro has practiced medicine since 1986. Dr. Shapiro has served as a director of the Company and FPIC since 1996. Dr. Shapiro is currently Vice-Chairman of the Board of Directors of the Company.

         James G. White, M.D., 68, is engaged in the private practice of pediatric medicine in Ormond Beach, Florida. Dr. White has practiced medicine since 1966. Dr. White is a Past-President of the FMA and has served as a director of the Company since its formation in 1996 and as a director of FPIC since 1986. Dr. White served as Chairman of the Board of Directors of the Company from 1997 until 1999 and as Chairman of the Board of Directors of FPIC from 1997 to 2000.



                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                   DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS



         The following table sets forth the names of beneficial owners who own more than 5% of the Company's common stock as of December 31, 2000. Information with respect to the 5% beneficial owners and their holdings is based on the
Schedule 13Gs filed by such shareholders with the Securities and Exchange Commission.






                                                  Shares
                                               Beneficially        Percentage of
          Name of Beneficial Owner                Owned              Ownership
        ------------------------------------------------------------------------

          Dimensional Fund Advisors1             559,200               5.98%
          1299 Ocean Avenue, 11th Floor
          Santa Monica, California 90401




          Kestrel Investment Management          568,700               6.08%
            Corporation2
          411 Borel Avenue, Suite 403
          San Mateo, California 94402



-------------------------

1 Dimensional Fund Advisors, Inc. ("Dimensional") is an investment advisor registered under the Investment Advisors Act of 1940. In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the shares. All shares are owned by advisory clients of Dimensional, no one of which to the knowledge of Dimensional owns more than 5% of the class. Dimensional disclaims beneficial ownership of all the shares.

2 Kestrel Investment Management Corporation ("Kestrel") is an investment advisor registered under the Investment Advisors Act of 1940. Kestrel has sole voting power with respect to 527,700 shares and sole dispositive power with respect to 568,700 shares. David J. Steirman and Abbott J. Keller, the sole shareholders of Kestrel, are also deemed to be beneficial owners of these shares.

         The following table sets forth the beneficial ownership of the Company's common stock, including stock options that have vested or are exercisable within 60 days of March 31, 2001, by each of the directors and director nominees.


                                                  Shares
                                               Beneficially        Percentage of
          Name of Beneficial Owner17              Owned             Ownership1
        ------------------------------------------------------------------------

          Gaston J. Acosta-Rua, M.D.2            57,233                   *
          John K. Anderson,  Jr.                  2,100                   *
          Richard J. Bagby, M.D. 3               42,007                   *
          Robert O. Baratta, M.D.4               65,931                   *
          James W. Bridges, M.D.5                30,667                   *
          John R. Byers 6                       106,620               1.13%
          Curtis E. Gause, D.D.S.7               13,333                   *
          J. Stewart Hagen, M.D.8                34,234                   *
          M. C. Harden, III                          --                   *
          Frank Moya, M.D.9                     183,150               1.95%
          Louis C. Murray, M.D.10                38,566                   *
          Guy T. Selander, M.D.11                35,533                   *
          David M. Shapiro, M.D.12               31,667                   *
          D. L. Van Eldik, M.D.13                19,668                   *
          James G. White, M.D.14                 36,433                   *
          Henry M. Yonge, M.D.15                 15,101                   *


          All Directors as a Group (16
          Persons)16                            712,243               7.29%

         -------------------------------

*  Less than 1.0% of the total of the Company's outstanding common stock.
1 Based on an aggregate of (i) the number of shares of the Company's common stock outstanding at March 31, 2001 and (ii) options vested as of March 31, 2001 or that are exercisable within 60 days of March 31, 2001.
2 Dr. Acosta-Rua disclaims beneficial ownership of 400 of these shares, which are owned by his wife. Dr. Acosta-Rua's beneficial ownership includes 28,333 shares that may be acquired upon the exercise of presently vested nonqualified options. Shares beneficially owned also include 1,200 shares held for Dr. Acosta-Rua's account in the Company's Deferred Compensation Plan and over which Dr. Acosta-Rua has sole dispositive power.
3 Dr. Bagby's beneficial ownership includes 28,333 shares that may be acquired upon the exercise of presently vested nonqualified options.
4 Dr. Baratta's beneficial ownership includes 28,333 shares that may be acquired upon the exercise of presently vested nonqualified options. Shares beneficially owned also include 3,447 shares held for Dr. Baratta's account in the Company's Deferred Compensation Plan and over which Dr. Baratta has sole dispositive power.
5 Dr. Bridges' beneficial ownership includes 26,667 shares that may be acquired upon the exercise of presently vested nonqualified options.
6 Mr. Byers' beneficial ownership includes 104,000 shares that may be acquired upon the exercise of presently vested options (98,410 nonqualified and 5,590 incentive). Shares beneficially owned also include 620 shares held for Mr. Byers' account in the Company's Deferred Compensation Plan and over which Mr. Byers has sole dispositive power.
7 Dr. Gause's beneficial ownership includes 10,333 shares that may be acquired upon the exercise of presently vested nonqualified options.
8 Dr. Hagen's beneficial ownership includes 23,735 shares that may be acquired upon the exercise of presently vested nonqualified options. Shares beneficially owned also include 600 shares held for Dr. Hagen's account in the Company's Deferred Compensation Plan and over which Dr. Hagen has sole dispositive power. 9 As a result of the Company's age requirement for directors, Dr. Moya will be retiring upon completion of his 2001 term. Dr. Moya's beneficial ownership includes 28,334 shares that may be acquired upon the exercise of presently vested nonqualified options; 59,626 shares held by APAA Liquidating Trust, of which Dr. Moya is a trustee; and 20,000 shares held by American Professional Assurance Ltd., of which Dr. Moya is Chairman of the Board of Directors.
10 Dr. Murray's beneficial ownership includes 27,667 shares that may be acquired upon the exercise of presently vested nonqualified options.
11 Dr. Selander's beneficial ownership includes 28,333 shares that may be acquired upon the exercise of presently vested nonqualified options.
12 Dr. Shapiro's beneficial ownership includes 22,667 shares that may be acquired upon the exercise of presently vested nonqualified options.
13 As a result of the Company's age requirement for directors, Dr. Van Eldik will be retiring upon completion of his 2001 term. Dr. Van Eldik's beneficial ownership includes 16,668 shares that may be acquired upon the exercise of presently vested nonqualified options.
14 Dr. White's beneficial ownership includes 28,333 shares that may be acquired upon the exercise of presently vested nonqualified options.
15 As a result of the Company's age requirement for directors, Dr. Yonge will be retiring upon completion of his 2001 term. Dr. Yonge's beneficial ownership includes 15,001 shares that may be acquired upon the exercise of presently vested nonqualified options.
16 Includes 416,737 vested options (both incentive and nonqualified as detailed above) of these Directors. Also includes disclaimed beneficial ownership of 400 shares, which are owned by relatives of directors.
17 William R. Russell, former President and Chief Executive Officer of the Company, is not reported as a beneficial owner due to his departure from the Company in July 2000.

         The following table sets forth the beneficial ownership of the Company's common stock, including stock options that have vested or are exercisable within 60 days of March 31, 2001, by each the Company's current executive officers named in the Summary Compensation Table (other than Mr. Byers who appears in the Director's table above).


                                                      Shares
                                                   Beneficially       Percent of
             Name of Beneficial Owner                 Owned           Ownership1
          ----------------------------------------------------------------------


            David L. Rader2                           7,266                 *


            Kim D. Thorpe3                           45,077                 *


            Kurt J. Cetin4                            --                    *


            Directors and Executive Officers        764,586             7.82%
            as a Group (19 Persons)5

--------------------------------

* Less than 1.0% of the Company's outstanding common stock.
1 Based on an aggregate of (i) the number of shares of the Company's common stock outstanding at March 31, 2001 and (ii) options vested as of March 31, 2001 or that are exerciseable within 60 days of March 31, 2001.
2 Mr. Rader, 54, re-joined FPIC in September 1999 as President and Chief Operating Officer and was elected Chief Executive Officer in July 2000. Mr. Rader served as attorney-in-fact for the Florida Physicians Insurance Reciprocal and was the first President and Chief Executive Officer of FPIC, a post he held from 1986 when FPIC was formed in connection with the conversion of the Reciprocal to a for-profit stock insurance company, until 1990. Mr. Rader's beneficial ownership includes 3,666 shares that may be acquired upon the exercise of presently vested options (1,912 nonqualified stock options and 1,754 incentive stock options).
3 Mr. Thorpe, 45, was elected Executive Vice President and Chief Financial Officer in November 1999. From 1998 until Mr. Thorpe joined the Company, he served as Chief Financial Officer of First Colony Life Insurance Company, a subsidiary of GE Financial Assurance. Mr. Thorpe also served as a partner with Coopers & Lybrand, L.L.P. (now PricewaterhouseCoopers LLP) from 1993 until 1998 and served in the firm's Washington, D.C. office as co-leader of the Mid-Atlantic insurance practice. Mr. Thorpe's beneficial ownership includes 8,533 shares that may be acquired upon the exercise of presently vested options (6,347 nonqualified stock options and 2,186 incentive stock options). Shares beneficially owned also include 34,544 of shares held in the Company's 401(k) Plan, as to which Mr. Thorpe serves as Co-Trustee and over which he exercises voting power in such capacity.
4  Mr. Cetin, 35, was elected Senior Vice President and Chief Marketing
Officer in 1999. From 1986 until Mr. Cetin joined the Company, he served in various positions with Administrators for the Professions, the Company's New York reciprocal management subsidiary.
5 Includes 428,936 vested options (both incentive and nonqualified as detailed above) of Directors and the Named Executive Officers. Also includes disclaimed beneficial ownership of 400 of these shares, which are owned by relatives of directors.


              SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                    BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Executive officers, directors and persons who own more than ten percent of the Company's common stock are required by Section 16(a) of the Securities Exchange Act of 1934 and related regulations to:

              o File reports of their ownership and changes in ownership of common stock with the SEC and the NASDAQ National Market; and
              o    Furnish the Company with copies of the reports.

         Based solely on written representations from reporting persons and on our review of the Section 16(a) reports provided by those individuals, we believe that all filing requirements have been met, except as set forth below.

         Gaston J. Acosta-Rua, a director, acquired shares on April 17, 2000, which was reported on a Form 4 filed on June 12, 2000 and disposed of shares on August 18, 2000, which was reported on an amended Form 5 filed on April 10, 2001. J. Stewart Hagen, a director, acquired shares on May 19, 2000, which was reported on a Form 4 filed on July 10, 2000. Louis C. Murray, a director, gifted shares on December 23, 1999 and on June 18, 1999, which were reported on a Form 5 filed on May 10, 2000. Guy T. Selander, a director, acquired shares on May 30, 2000, which was reported on a Form 4 filed on July 10, 2000. Robert O. Baratta acquired shares on September 9, 2000 through the Company's Deferred Compensation Plan, which was reported on an amended Form 5 filed on April 26, 2001. Each of the Company's outside directors acquired derivative securities during November 1999, which were reported on a Form 5 filed on February 28, 2000.

                       MEETINGS OF THE BOARD OF DIRECTORS
                               AND ITS COMMITTEES

         During 2000, the Board of Directors held twelve meetings. All current Directors attended at least 75% of the meetings of the Board of Directors and its Committees.

                               THE AUDIT COMMITTEE

         The members of the Audit Committee of the Board of Directors are Drs. Acosta-Rua, Baratta, Bridges, Murray and Shapiro (Chairman). The Audit Committee is composed entirely of nonemployee Directors. This committee recommends selection of the Company's independent accountants to audit the Company's consolidated financial statements and to perform professional services related to the audit. The committee reviews the scope and results of such audit and reviews the scope and results of procedures performed with respect to systems of internal controls and accounting policies and procedures. Pursuant to the 1999 recommendations of the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees and the rules of the Securities and Exchange Commission and the NASD, the Audit Committee recommended to the Board an Audit Committee charter, which was approved by the Board at its March 2000 meeting. The newly adopted charter complies with the rules that are designed to improve disclosure related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies. The Audit Committee met eight times during 2000.

          For more detail regarding the role, responsibilities and limitations of the Audit Committee, please refer to the Audit Committee Report below and the Audit Committee Charter, which is attached to this Proxy Statement as Appendix A.


                         Report of the Audit Committee


         This report on the responsibilities of the Company's Audit Committee of the Board of Directors, its management and its independent accountants with respect to systems of internal control and the preparation and audit of its financial statements is presented by the Audit Committee of the Company. The Audit Committee is composed of five directors, each of whom is considered independent, based on the business judgment of the Company's Board of Directors, as defined by Rule 4200 of the National Association of Securities Dealers' ("NASD") listing standards. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors in March 2000.

         The Audit Committee assists the Board of Directors in its oversight of the Company's systems of internal control, the Company's preparation of its consolidated financial statements, the conduct of the annual audit of the Company and the relationship between the Company and its independent accountants. The Board of Directors, with the assistance of the Audit Committee, has the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent accountants.

         As set forth in the Charter, management is responsible for the preparation, presentation, and integrity of the Company's financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

         The independent accountants are responsible for planning and carrying out proper annual audits and quarterly reviews of the Company's financial statements. The independent accountants express an opinion as to the conformity of the annual financial statements with accounting principles generally accepted in the United States of America and also provide a review report regarding the Company's interim financial statements.

         In the performance of its oversight function, the Committee has reviewed and discussed the audited financial statements with management and the independent accountants. The Committee has also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Committee has also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, including disclosures with respect to other non-audit services provided by the independent accountants. The Committee has considered whether the provision of all non-audit services by the independent accountant to the Company is compatible with maintaining the independent accountant's independence and has discussed such independence with the Company's independent accountant.

         Members of the Committee are not employees of the Company and, as such, it is not the duty or responsibility of the Committee or its members to conduct auditing or accounting reviews or procedures. In performing their oversight responsibility, members of the Committee rely on information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by officers or employees of the Company, legal counsel, independent accountants or other persons with professional or expert competence. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles, policies, or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements by the Company's independent accountants has been carried out in accordance with auditing standards generally accepted in the United States of America, that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that the Company's independent accountants are in fact "independent."

         Based upon the reports, review and discussions described in this Report, and subject to the limitations on the role and responsibilities of the Committee, certain of which are referred to above and in the Charter, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                       Audit Committee Report
                                       Submitted by:

                                       David M. Shapiro, M.D., Chairman
                                       Gaston J. Acosta-Rua, M.D.
                                       Robert O. Baratta, M.D.
                                       James W. Bridges, M.D.
                                       Louis C. Murray, M.D.

                         THE BOARD GOVERNANCE COMMITTEE

         The members of the Board Governance Committee of the Board of Directors are Drs. Baratta (Chairman), Bagby, Moya, and Yonge and Mr. Byers. Until March 2000, the Company had a Nominating Committee with responsibility for recommending qualified candidates to fill vacancies on the Board of Directors. Beginning March 2000, the Nominating Committee was replaced by the Board Governance Committee, the responsibilities of which were expanded to include: determination of remuneration of Board members; oversight of the Director Stock Option Plan; and development and implementation of a method of evaluating the Company's Board, its Committees, and the Company's Chief Executive Officer. The Board Governance Committee met one time during 2000.

                      THE BUDGET AND COMPENSATION COMMITTEE

         The members of the Budget and Compensation Committee of the Board of Directors are Drs. Acosta-Rua, Bagby, Hagen, Selander (Chairman), Shapiro and Van Eldik. The Budget and Compensation Committee is composed entirely of nonemployee Directors. During 1999, this Committee reviewed and determined the compensation of the Company's executive officers and directors, and administered the Company's stock option and benefit plans. Beginning March 2000, determination of remuneration of directors and oversight of the Company's Director Stock Option Plan became the responsibility of the Board Governance Committee. The Compensation Committee also establishes budgetary guidelines and processes for the Company, the Board and Board Committees and oversees the budgeting function. The Budget and Compensation Committee met four times during 2000 and executed one unanimous written consent in lieu of meeting.

         For more detailed information regarding the Committee's administration of the Company's executive compensation program, please refer to the Committee's Report on Compensation beginning on page 22 of this Proxy Statement.


                                BYLAWS COMMITTEE

         The members of the Bylaws Committee of the Board of Directors for 2000 included Drs. Gause, Murray, Van Eldik, and Yonge (Chairman). The Bylaws Committee is composed entirely of nonemployee Directors. This committee interprets the Company's Bylaws if questions arise and reviews the Bylaws from time to time to determine if changes are appropriate for legal or operational purposes. The Bylaws Committee did not meet during 2000.



                             THE EXECUTIVE COMMITTEE

         The members of the Executive Committee of the Board of Directors are Drs. Baratta (Chairman), Hagen, Selander, Shapiro and White and Mr. Byers. This committee may exercise the powers of the Board of Directors whenever the Chairman of the Board has determined that it is not practical for the full Board of Directors to meet and action is required to be taken on matters that the Chairman determines to be of an urgent nature. The Executive Committee did not meet during 2000 but executed one unanimous written consent in lieu of meeting.

                            THE INVESTMENT COMMITTEE

         The members of the Investment Committee of the Board of Directors are Drs. Bridges, Gause, Hagen (Chairman), Moya, and White. The Investment Committee is composed entirely of nonemployee Directors. This committee oversees the Company's investment policy with respect to portfolio investments and recommends to the Board of Directors for its approval, portfolio investments. The Investment Committee met two times during 2000.


                             DIRECTORS' COMPENSATION

         During 2000, non-employee members of the Board of Directors received annual compensation in two components, including (i) an annual fee of $25,000 (subject to reduction as determined by the Board in the event a director is absent from more than 25% of the Board meetings during any calendar year), with the Chairman receiving an additional $12,000 and the Vice Chairman receiving an additional $6,000, and (ii) annual grants of 5,000 options each issued pursuant to the Company's Director Stock Option Plan (with an exercise price equal to the market price of the Company's common stock on the date of grant and pro rata vesting over a three-year period), which grants are made as of the date of each annual shareholders' meeting. In addition, each director receives reimbursement for reasonable expenses incurred for attendance at meetings.

         In addition, under the Director Stock Option Plan, each new Board member who is not an employee of the Company receives an initial grant of nonqualified options to purchase 5,000 shares of the Company's common stock. Such options are granted on the date the person first becomes a director of the Company and have an exercise price equal to the fair market value of the Company's common stock on the date of grant. The Director Stock Option Plan gives the Board of Directors the ability to make additional grants to members of the Board of Directors from time to time at its discretion.

         During 1999, the Company offered a Stock Purchase Incentive Program ("the Program") to its directors to encourage their ownership of the Company's stock. Under the Program, directors who purchased shares of the Company's common stock during the term of the Program were granted matching nonqualified stock options on a one-for-one basis, up to a maximum of 5,000 options per director. The Program began July 1, 1999 and terminated April 28, 2000. For transactions prior to November 6, 1999, the per share exercise price of options granted under the Program equaled the per share closing market price of the Company's common stock on November 6, 1999; and for transactions on or after November 6, 1999 and until the end of the Program, the per share exercise price equaled the per share closing price of the Company's common stock on the date of the transaction. Options granted under the Program will vest in three equal annual installments commencing on the one-year anniversary of their grant. Options pursuant to the Program were granted under the Director Stock Option Plan.

         The Company also offers directors a nonqualified deferred compensation plan. Under this plan, directors may defer into the plan all or a portion of their fees earned as directors. Deferred fees will be paid, as adjusted for investment gains or losses, at such time in the future as specified by the participating director.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth information concerning the compensation of the principal executive officer and the four other most highly compensated executive officers during 2000.


                                                                               Long-Term
                                               Annual Compensation            Compensation
                                      -------------------------------------------------------
                                                                                Securities           All Other
   Name and Principal                                           Other Annual    Underlying         Compensation
      Position             Fiscal Year  Salary ($)1  Bonus ($)  Compensation    Options (#)             ($)
-----------------------------------------------------------------------------------------------------------------
John R. Byers                 2000      380,000      151,626         __          87,000              31,074 3

President and Chief           1999      350,000      100,485         __          60,000              24,125
Executive Officer
                              1998         __           __           __         100,000                  __
-----------------------------------------------------------------------------------------------------------------
Kim D. Thorpe 4               2000      260,000       86,453         __          70,600              24,644 5
Executive Vice
President and Chief           1999       28,667       45,000         __          25,000                  __
Financial Officer
                              1998         __           __           __            __                    __
-----------------------------------------------------------------------------------------------------------------
David L. Rader 6              2000      218,750       74,815         __          31,000              22,862 7
President and
Chief Executive Officer       1999       60,641       25,000         __            __                    __
of FPIC
                              1998         __           __           __            __                    __
-----------------------------------------------------------------------------------------------------------------
Kurt J. Cetin 8               2000      200,000      133,234         __          15,000              21,250 9

Senior Vice President         1999       33,333       88,899         __            __                 3,333

                              1998         __           __           __            __                    __
-----------------------------------------------------------------------------------------------------------------
William R. Russell 10         2000      270,833         __           __           1,000           1,513,675 11

President and Chief           1999      500,000      172,260         __          160,000             29,869
Executive Officer
                              1998      269,555      225,000         __            __                29,712
-----------------------------------------------------------------------------------------------------------------

1 Includes compensation amounts earned during the fiscal year but deferred by the employee under the Company's 401(k) plan and benefits set aside pursuant to the Company's nonqualified deferred compensation plan.
2 Mr. Byers, 46, was elected Executive Vice President and General Counsel of the Company in November 1998. In May 1999, Mr. Byers became Secretary of the Company and in June 1999, Mr. Byers was elected Chief Operating Officer. In July 2000, Mr. Byers was elected as a Director and as interim President and Chief Executive Officer. In September 2000, Mr. Byers was elected President and Chief Executive Officer.
3 Includes the Company's contributions to the profit sharing plan of $17,000, the Company's matching contributions for the 401(k) plan of $4,250, contributions from the Company pursuant to the Company's nonqualified deferred compensation plan of $4,125, and $5,699 for the cost of an excess disability insurance policy.
4 Mr. Thorpe, 45, became Executive Vice President and Chief Financial Officer in November 1999.
5 Includes the Company's contributions to the profit sharing plan of $17,000, the Company's matching contributions for the 401(k) plan of $3,250, and $4,394 for the cost of an excess disability insurance policy.
6  Mr. Rader, 54, joined FPIC in September 1999 as President and Chief
Operating Officer and was elected Chief Executive Officer in July 2000.

7 Includes the Company's contributions to the profit sharing plan of $17,000, the Company's matching contributions for the 401(k) plan of $2,813, and $3,049 for the cost of an excess disability insurance policy.
8 Mr. Cetin, 35, was elected Senior Vice President and Chief Marketing Officer in 1999.
9 Includes the Company's contributions to the profit sharing plan of $17,000 and the Company's matching contributions for the 401(k) plan of $4,250.
10 Mr. Russell departed the Company in July 2000. Mr. Russell's salary is reported through his departure date. Mr. Russell's departure from the Company resulted in the forfeiture by Mr. Russell of approximately 130,000 unvested options and the accrual by the Company of a one-time, pretax charge of approximately $1.5 million, during the third quarter of 2000.
11 Includes the Company's matching contributions for the 401(k) plan of $4,250, $9,425 for the cost of an excess disability insurance policy, and approximately $1.5 million accrued as a one-time, pretax charge during the third quarter in connection with Mr. Russell's departure from the Company in July 2000.

         Option Grants in 2000. The following table contains information concerning stock option grants during 2000 to the Company's Chief Executive Officer and to the Company's other four most highly compensated executive officers:

                                                                                  Potential Realizable Value at Assumed Annual
                                                                                  Rates of Stock Price Appreciation for Option
                                                                                                     Term 1
                                                                                  --------------------------------------------

                              Individual Grants                                           5%                       10%
------------------------------------------------------------------------------------------------------------------------------------
                                          % of
                                          Total               Market
                           Number of     Options              Price
                           Securities    Granted    Exercise    on
                           Underlying       to      or Base    Date
                            Options      Employees   Price      of     Expiration    Stock    Dollar Gain     Stock      Dollar Gain
        Name               Granted (#)    in 2000   ($/Sh)   Grant($)     Date      Price($)       ($)        Price($)      ($)
------------------------------------------------------------------------------------------------------------------------------------

John R. Byers                2,000 2       0.5      $14.38   $14.38      5/01/10    $ 23.42     $  18,000     $ 37.29     $  45,800
                            85,000 3      19.4       10.38    10.38     12/15/10      16.90       554,600       26.91     1,405,500

------------------------------------------------------------------------------------------------------------------------------------

Kim D. Thorpe                  600 2       0.1       14.38    14.38      5/01/10      23.42         5,400       37.29        13,700
                            70,000 3      16.0       10.38    10.38     12/15/10      16.90       456,700       26.91     1,157,500

------------------------------------------------------------------------------------------------------------------------------------
David L. Rader              10,000 4       2.3       19.00    19.00      3/25/10      30.95       119,500       49.28       302,800
                             1,000 2       0.2       14.38    14.38      5/01/10      23.42         9,000       37.29        22,900
                            20,000 3       4.6       10.38    10.38     12/15/10      16.90       130,500       26.91       330,700

------------------------------------------------------------------------------------------------------------------------------------

Kurt J. Cetin                7,500 5       1.7       17.75    17.75      7/15/10      28.91        83,700       46.04       212,200
                             7,500 3       1.7       10.38    10.38     12/15/10      16.90        48,900       26.91       124,000

------------------------------------------------------------------------------------------------------------------------------------

William R. Russell6          1,000 2       0.2       14.38    14.38      5/01/10      23.42         9,000       37.29        22,900

------------------------------------------------------------------------------------------------------------------------------------

1 The Potential Realizable Values are calculated based on the fair market value of the Company's common stock on the date of grant, which is equal to the exercise price of options granted in fiscal 2000, assuming that the stock appreciates in value from the date of grant until the end of the option term at the annual rate specified (5% and 10%). Potential Realizable Values are net of the option exercise price. The assumed rates of appreciation are specified in rules of the Securities and Exchange Commission, and do not represent the Company's estimate or projection of its future stock price. Actual gains, if any, resulting from stock option exercises and common stock holdings are dependent on the future performance of the Company's common stock, overall stock market conditions, and the option holder's continued employment through the exercise/vesting period. There can be no assurance that the amounts reflected in this table will be achieved.
2 One-third of the options granted on May 1, 2000 vest on the one-year anniversary date of the grant date, with an additional one-third of the options vesting on each of the next two anniversaries of the grant date.
3 One-third of the options granted on December 15, 2000 vest on the one-year anniversary date of the grant date, with an additional one-third of the options vesting on each of the next two anniversaries of the grant date.
4 One-third of the options granted on March 25, 2000 vest on the one-year anniversary date of the grant date, with an additional one-third of the options vesting on each of the next two anniversaries of the grant date.
5 One-third of the options granted on July 15, 2000 vest on the one-year anniversary date of the grant date, with an additional one-third of the options vesting on each of the next two anniversaries of the grant date.
6 As a result of William R. Russell's departure from the Company in July 2000, 130,000 unvested options, including the 1,000 options issued during 2000, were forfeited.

         Option Exercises. The following table shows stock option exercises during 2000 by the Company's Chief Executive Officer and by the Company's other four most highly compensated executive officers.


                      Option Exercises in Fiscal 2000 and

                       2000 Fiscal Year-End Option Values


                                                        Number of Securities         Value of Unexercised
                                                       Underlying Unexercised            In-The-Money
                                                         Options at 12/31/00         Options at 12/31/00 1
                                                      --------------------------------------------------------------
                            Shares         ($)
                           Acquired       Value                                           ($)         ($)
         Name                Upon        Realized       Exercisable    Unexercisable  Exercisable Unexercisable
                           Exercise
--------------------------------------------------------------------------------------------------------------------

John R. Byers                --             --           104,000         143,001           --           --

--------------------------------------------------------------------------------------------------------------------

Kim D. Thorpe                --             --             8,533          87,067           --           --

--------------------------------------------------------------------------------------------------------------------

David L. Rader               --             --             3,666          27,334           --           --

--------------------------------------------------------------------------------------------------------------------

Kurt J. Cetin                --             --                --          15,000           --           --

--------------------------------------------------------------------------------------------------------------------

William R. Russell2          --             --           150,833              -- 2     29,025           --

--------------------------------------------------------------------------------------------------------------------

1 Options are in-the-money if the fair market value of the underlying securities exceeds the exercise price of the option. The Value of Unexercised In-The-Money Options represents the difference between the exercise price of unexercised options and the closing market price of $9.1875 on December 31, 2000 of the Company's common stock. The actual value of unexercised options fluctuates with market activity.
2 As a result of Mr. Russell's departure from the Company in July, 2000, approximately 130,000 unvested options were forfeited.

Retirement Plans

         The following table sets forth the maximum annual benefits payable in the form of a straight life annuity under the Company's qualified defined benefit plan (the "Retirement Plan") and, if eligible, the Company's Excess Benefit Plan (the "Excess Benefit Plan") to an officer or employee retiring at age 65 with the specified combination of final average compensation (the average of the five consecutive years of compensation that give the highest average out of the ten latest years) and years of credited service. The benefit accrual rate is higher for compensation in excess of the compensation covered by Social Security than for compensation covered by Social Security. The amounts shown in the Pension Plan Table attributable to the Retirement Plan and Excess Benefit Plan, if applicable, were calculated using Social Security covered compensation levels based upon the average age of five executives and have been calculated without reflection of the current limit of $170,000 on includible compensation. Mr. Byers is covered by the Retirement Plan, but not the Excess Benefit Plan. As of December 31, 2000, the credited Years of Service under the Retirement Plan of the following officers were as follows: Mr. Rader - 13 years; Mr. Byers - 2 years; Mr. Thorpe - 1 year; Mr. Cetin - 1 year; and Mr. Russell - 11.54 years. Generally, compensation for purposes of the Retirement Plan and the Excess Benefit Plan includes salary and annual bonus, as reported in the Summary Compensation Table, as well as compensation that is contributed by the Company pursuant to a salary reduction agreement and that is not currently includible in the individual's gross income by reason of the application of certain provisions of the Internal Revenue Code of 1986, as amended (the "Code"). The amounts listed in the Pension Plan Table are not subject to any deduction for Social Security or any other offset amounts.

                               PENSION PLAN TABLE
--------------------------------------------------------------------------------

                                            Years of Service
                            ----------------------------------------------------
 Average Compensation              5                  10              15
------------------------    ---------------     ------------   ----------------


   $    200,000              $    11,660            23,320          34,980
        300,000                   18,660            37,320          55,980
        400,000                   25,660            51,320          76,980

        500,000                   32,660            65,320          97,980
        600,000                   39,660            79,320         118,980
        700,000                   46,660            93,320         139,980
        800,000                   53,660           107,320         160,980
        900,000                   60,660           121,320         181,980


         The Retirement Plan is a funded, tax-qualified, non-contributory plan that covers substantially all of the Company's employees including executive officers. For the current year ending December 31, 2001, the annual retirement benefit payable under the Retirement Plan is limited by Federal Law to $140,000 and the maximum covered compensation is limited to $170,000. The total number of years of service that may be taken into consideration under the Retirement Plan is limited to thirty-five, less the number of years, if any, during which an employee earned a year of service under any other pension plan maintained by the Company. Optional forms of payment available under the Retirement Plan or a benefit commencement date prior to age sixty-five may result in substantially reduced payments to any employee electing such an option.

         The Excess Benefit Plan provides a means of equalizing the benefits of those employees participating in the Retirement Plan, other than those individuals covered under the SERP, whose funded benefits under the Retirement Plan are or will be limited by the application of ERISA, the Code, or any applicable law or regulation. The Excess Benefit Plan is a nonqualified plan and benefits payable under the Excess Benefit Plan are not funded and are payable out of the Company's general funds.

         The SERP is an unfunded nonqualified plan. The SERP provides Mr. Byers, who has been selected as a participant by the Compensation Committee, with income at retirement. A participant in the SERP is eligible to retire and receive a retirement benefit beginning on the earlier of such participant's (i) early retirement date, (ii) disability retirement date or (iii) normal retirement date. The retirement benefit at the normal retirement date equals 60% of pre-retirement compensation (averaged over the highest three consecutive years of service), less Retirement Plan and all predecessor plans' benefits and Social Security benefits. Compensation for purposes of the SERP includes the salary of a participant as reported in the Summary Compensation Table, but does not include bonuses. The early retirement benefit equals the retirement benefit at the normal retirement date times the percentage of benefits vested, reduced by an early retirement factor for each month a participant's early retirement date occurs prior to such participant's normal retirement date. A participant terminating employment due to a permanent and total disability will be eligible for a disability retirement benefit equal to 60% of pre-retirement compensation, less Retirement Plan and all predecessor plans' benefits and Social Security benefits. In the event of the participant's death prior to retirement, such participant's surviving spouse will be eligible to receive a death benefit equal to 50% of the retirement benefit the participant would otherwise have been eligible to receive. Benefits attributable to the SERP are subject to reduction for Social Security benefits received by participants. The estimated annual retirement benefits for Mr. Byers was calculated using 2000 base salary; Social Security benefits were based on the maximum benefits payable for an individual retiring at age sixty-five in 2000; and Retirement Plan benefits were based on 2000 base salary, including bonuses, assuming fifteen years of service. The estimated annual retirement benefit from the SERP on December 31, 2000 is $16,137 for Mr. Byers.

         The Company's qualified defined contribution plan has two parts. In the first part, the Company contributes 10% of each participant's compensation for the plan year. In the second part, the Company allows employees to contribute up to 5% of their compensation earned during the plan year, of which up to 2.5% is matched 100% by the Company.

         The Company also offers certain key employees selected by the Board of Directors a nonqualified deferred compensation plan. Mr. Byers currently participates in this plan. In this plan, key employees may defer into the plan all or a portion of their compensation. In addition, the Company, at the discretion of the Board of Directors, may match the contributions made by key employees and may also make discretionary incentive contributions for key employees. Participants' account balances generally will be paid, as adjusted for investment gains or losses, following termination of employment. The Company contributed $4,125 for Mr. Byers for the 2000 calendar year. Mr. Russell ceased participation during the 2000 calendar year and received payment of the balance of his account.

Employment and Severance Agreements

Employment Agreements.

        The Company has entered into employment agreements (the "Employment Agreements") with Messrs. Byers, Thorpe, Cetin and Rader. The Employment Agreements provide for a minimum annual salary and the opportunity for annual salary increases, incentive compensation and other compensation and perquisites as approved by the Board of Directors.

         Mr. Byers' Employment Agreement is for a term of three years and may be extended for an additional year by the Board of Directors prior to the end of each year. The term of Mr. Byers' employment under his Employment Agreement has been so extended each year and currently continues through December 31, 2003. If the Board of Directors does not extend the Employment Agreement by the end of any year, Mr. Byers may terminate his employment by providing at least 90 days' written notice of such termination. Upon such termination, Mr. Byers would continue to receive his annual salary and benefits for the remaining term of his Employment Agreement, or until commencing work for a competing company. Under the Employment Agreement, Mr. Byers' minimum annual salary for 2001 is $440,000. Mr. Byers may also terminate his employment in the event of a constructive discharge and continue to receive annual salary and benefits for the remaining term of his Employment Agreement.

         Mr. Thorpe's Employment Agreement is for a term of two years and may be extended for an additional year by the Board of Directors prior to the end of each year. The term of Mr. Thorpe's employment under his Employment Agreement has been so extended and currently continues through December 31, 2002. If the Board of Directors does not extend the Employment Agreement by the end of any year, Mr. Thorpe may terminate his employment by providing at least 90 days' written notice of such termination. Upon such termination, Mr. Thorpe would continue to receive his annual salary and benefits for the remaining term of his Employment Agreement, or until commencing work for a competing company. Under the Employment Agreement, Mr. Thorpe's minimum annual salary for 2001 is $300,000. Mr. Thorpe may also terminate his employment in the event of a constructive discharge and continue to receive annual salary and benefits for the remaining term of his Employment Agreement.

         Mr. Rader's Employment Agreement is for a term of two years and may be extended for an additional year by the Board of Directors prior to the end of each year. The term of Mr. Rader's employment under his Employment Agreement currently continues until December 31, 2002. If the Board of Directors does not extend the Employment Agreement by the end of any year, Mr. Rader may terminate his employment by providing at least 90 days' written notice of such termination. Upon such termination, Mr. Rader would continue to receive his annual salary and benefits for the remaining term of his Employment Agreement, or until commencing work for a competing company. Under the Employment Agreement, Mr. Rader's minimum annual salary for 2001 is $290,000. Mr. Rader may also terminate his employment in the event of a constructive discharge and continue to receive annual salary and benefits for the remaining term of his Employment Agreement.

         Mr. Cetin's Employment Agreement is for a term of three years and currently continues until December 31, 2002. Upon a termination of Mr. Cetin's employment by the Board, or in the event of a constructive discharge, Mr. Cetin would continue to receive his annual salary, bonuses and benefits for the longer of the remaining term of his Employment Agreement or for twenty-four months.
Mr. Cetin may terminate his employment by providing at least 120 days' notice of such termination. Under the Employment Agreement, Mr. Cetin's minimum annual salary for 2001 is $209,000.

Severance Agreements.

         The Company has entered into severance agreements (the "Severance Agreements") with Messrs. Byers and Thorpe. The Severance Agreements, which apply in the case of a change of control of the Company, provide that if at any time during the coverage period, as defined under the Severance Agreements, the employment of an individual covered under the Severance Agreements is terminated by the Company for any reason other than cause, death or disability, or by such individual in the event of a constructive discharge, the Company will pay severance in a lump sum cash amount equal to three times the sum of such individual's (i) annual salary and (ii) the greater of the target bonus opportunity for the current calendar year or the average of the annual bonuses for the three prior calendar years. Payments under the Severance Agreements are limited to the maximum amount that would not trigger the excise tax imposed by Code Section 4999.

         If Messrs. Byers and Thorpe are entitled to receive benefits under both their Employment Agreements and their Severance Agreements, then each will be permitted to select and receive benefits under either his Employment Agreement or his Severance Agreement, but not benefits from both the Employment Agreement and the Severance Agreement.


Compensation Committee Interlocks And Insider Participation

         During fiscal year 2000, no executive officer of the Company served as a director of or as a member of the compensation or equivalent committee of any other entity, one of whose executive officers served on the Board of Directors' Compensation Committee or otherwise as a member of the Board of Directors.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporated future filings, including this Proxy Statement, in whole or in part, the following sections titled "Committee Report on Compensation" and "Stock Performance" shall not be incorporated by reference into any such filings.

                        Committee Report on Compensation

                  This report on the responsibilities of the Company's Budget and Compensation Committee of the Board of Directors, relating to the compensation of the Company's employees, its Chief Executive Officer ("CEO") and its named executive officers, is presented by the Budget and Compensation Committee. The Budget and Compensation Committee of the Company is composed of six outside directors and operates pursuant to a written charter.

                  Goal of the Compensation Committee. The goal of the Committee is to establish remuneration in an appropriate, fair manner, with compensation that is justifiable, comparable and provides incentives for retention and longevity.

                  Philosophy of the Compensation Committee. The Committee's philosophy on the incentive components of compensation included the establishment of performance goals. Such variable compensation provides for award opportunities based on individual performance, corporate performance and on the individual's ability to affect the Company's annual results and market competitiveness. Such variable compensation was further designed to attract and retain high-performing executives focused on increasing shareholder value and Company performance.

                  Structure of the Compensation Program. The Company's executive compensation program was structured to include base salary, annual bonus, long-term compensation and retirement and disability benefits. Each component is designed in relation to the other components to offer management competitive remuneration and incentives to enhance shareholder value. Executive officers were also eligible for other employee benefits as set forth in the Summary Compensation Table on page 16 of this Proxy Statement.

         Base Salary. The base salary for executives was established at a level that the Compensation Committee believes is both appropriate and consistent within the industry and relative to other peer companies. For 2000, the base salaries of executive officers named in the Summary Compensation Table ranged from 60% to 100% of their total annual cash compensation (base salary plus bonus). There are many criteria used in determining the appropriate executive salary level, including, but not limited to, contribution to performance, scope of responsibility, productivity, expense and risk control, management development and strategic planning.

         Bonus Program. The Company's bonus program provided for the establishment of a bonus pool as a direct incentive to improve financial results of the Company. This bonus program was assessed through a formal evaluation of overall Company performance and special circumstances, which included, but was not limited to, targets in 1) operating earnings, 2) return on equity and, 3) premium growth, as well as a subjective evaluation of each employee in the areas of, among others, quality of work, reliability, initiative and creativity. The maximum formula bonus for all employees was determined as a percentage, ranging from 6% to 45% of base salary. For the President and Chief Executive Officer, the maximum bonus award, as a percentage of base salary, is 45%. Based on the Company's financial performance in 2000, actual bonus percentages for the year ranged from approximately 5% to 40% of base salary.

                  Long-Term Compensation. Long-term compensation for executives was designed to motivate and reward the creation of long-term shareholder value by linking executive compensation with gains realized by shareholders. Through the Company's Omnibus Incentive Plan, the Company grants from time to time stock options to the Company's executives and other employees. The Company also offers an Employee Stock Purchase Plan and an option under its 401(k) plan for the Company's executives and other employees to purchase the Company's common stock.

                  During 2000, the Company offered a Stock Purchase Incentive Program ("the Program") to eligible employees, including executive officers, to encourage ownership of the Company's stock. Under the Program, employees who purchased shares of the Company's common stock in the open market during the term of the Program were granted matching nonqualified stock options on a one-for-one basis, up to the maximum of 5,000 options per employee. The Program began January 22, 2000 and ended April 28, 2000. Option grants under the Program were made as of May 1, 2000 at a per share exercise price equal to the per share closing market price of the Company's common stock as of May 1, 2000. Options granted under the Program will vest in three equal annual installments commencing on the one-year anniversary of their grant. Options under this Program were granted under the Omnibus Incentive Plan.

                  Retirement and Disability Benefits. Also included in the Company's overall compensation package for its executive officers were various employee benefits, including retirement and disability benefits. Generally, the benefits offered to such persons serve a different purpose than do the other components of compensation. In general, these benefits provide protection against financial loss that can result from illness, disability or death. Benefits offered to executive officers are mainly those that are offered to the Company's other employees, with some variation primarily to promote tax efficiency and replacement of benefit opportunities lost due to regulatory limits.

                  Each year the Compensation Committee reviews executive compensation to ensure that such compensation programs are aligned with the Company's long and short-term performance goals and objectives. The Compensation Committee will also consider, as part of this review, any changes in laws and regulations governing compensation programs and will often seek advice from counsel and other independent third parties.

                  Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code (the "Code") limits the Company's ability to deduct, for federal income tax purposes, certain compensation in excess of $1 million per year paid to individual officers named in the Summary Compensation Table unless such compensation is "performance-based." The determination of whether compensation is performance-based depends upon a number of factors, including shareholder approval of the plan under which the compensation is paid, the exercise price at which options or similar awards are granted, the disclosure to and approval by the shareholders of applicable performance standards, the composition of the Compensation Committee, and certification by the Compensation Committee that performance standards were satisfied. The amount of compensation paid to each of the named officers during fiscal year 2000 was less than $1 million. It is possible for the Company to compensate or make awards under the Omnibus Incentive Plan that may either qualify or not qualify as performance-based compensation deductible under
         Section 162(m). The Compensation Committee, in structuring compensation programs for its top executive officers, intends to give strong consideration to the deductibility of awards.

                  The Board of Directors believes the Company has implemented an executive compensation policy that serves to retain, motivate and reward management while aligning management's interests closely with those of the Company and its shareholders. The Board of Directors has neither modified nor rejected, in any material way, any action or recommendations of the Committee. The Company's compensation policies reflect the advice of an independent executive compensation consultant who is retained from time to time to review the Company's compensation practices.

                                       Budget and Compensation Committee
                                       Report Submitted by:

                                       Guy T. Selander, M.D., Chairman
                                       Gaston J. Acosta-Rua, M.D.
                                       Richard J. Bagby, M.D.
                                       J. Stewart Hagen, M.D.
                                       David M. Shapiro, M.D.
                                       D. L. Van Eldik, M.D.

                                STOCK PERFORMANCE


         The following graph compares the cumulative total return for the Company's common stock, the Russell 2000 index and a peer group comprised of MMI Companies, Inc., Frontier Insurance Group, Inc., Medical Assurance, Inc., Professionals Group, Inc. and St. Paul Companies for the period August 1, 1996 (first day of public trading of the Company's common stock on the Nasdaq National Market) through December 31, 2000. The graph assumes an investment on August 1, 1996 of $100 in each of the Company's common stock, the stocks comprising the Russell 2000 index and the common stocks of the peer group companies. The graph further assumes that all paid dividends were reinvested. The peer group and the Russell 2000 index are weighted by market capitalization. The calculations for the information below were prepared by SNL Securities, LC of Charlottesville, Virginia.


                                (object omitted)

                                                     Period Ending
                             ------------------------------------------------------------
Index                          08/01/96  12/31/96  12/31/97  12/31/98  12/31/99  12/31/00
-----------------------------------------------------------------------------------------
FPIC Insurance Group, Inc.      100.00    128.57    277.38    455.36    158.93     87.50
Russell 2000                    100.00    114.39    139.97    136.41    165.40    160.41
SNL Cuystom Peer Group          100.00    114.10    159.18    138.52    127.17    200.29

                               CERTAIN RELATIONSHIPS
                            AND RELATED TRANSACTIONS


         Pursuant to the Bylaws of FPIC, the FMA recommends to FPIC's Board of Directors three nominees for FPIC's Board of Directors each year. Current directors of the Company that were recommended for their current terms on FPIC's Board of Directors by the FMA are Drs. Bagby and Shapiro. Terence P. McCoy, M.D., a director of FPIC, is also recommended by the FMA. Dr. McCoy, a physician specializing in family practice, is the current President of the FMA and a voting member of the FMA Board of Governors. Dr. Shapiro is a non-voting member of the FMA's Board of Governors.

          The FMA and FPIC are parties to an Endorsement Agreement pursuant to which the FMA exclusively endorses FPIC's professional liability insurance and health insurance program and cooperates with FPIC's marketing efforts. Under such agreement, FPIC pays the FMA a minimum of $500,000 per year with such amount increasing if certain premium or revenue targets are met by FPIC or its affiliates. In addition, pursuant to such agreement, FPIC will contribute $50,000 each year to assist the campaigns of two FMA members for election to American Medical Association offices.

         Pursuant to FPIC's Bylaws, the FDA recommends to FPIC's Board of Directors a nominee for FPIC's Board of Directors each year. H. Raymond Klein, D.D.S., a practicing pediatric dentist, presently serves as the FDA's recommended nominee on FPIC's Board of Directors. The FDA has an insurance agency that receives commissions from FPIC as a result of a related Agency Agreement.

         The FDA and FPIC are parties to an Endorsement and Sponsorship Agreement pursuant to which the FDA exclusively endorses FPIC's dental professional liability insurance program and cooperates with FPIC's marketing efforts.

          In connection with the Company's acquisition of APAC in 1998, the Company, APAC and APAM entered into a Management Agreement pursuant to which APAM manages APAC's business. Under the APAC acquisition agreement, the Company agreed to cause a designee by APAM to be appointed to the Company's and FPIC's Boards of Directors so long as the Management Agreement remains in effect. Dr. Moya has served as APAM's designee to the Company's Board of Directors since 1998 and Elizabeth Moya, Dr. Moya's daughter, a practicing attorney and an officer and director of APAC, is APAM's current designee to FPIC's Board of Directors. Dr. Moya, upon completion of his 2001 term, will be retiring from the Company's Board, at which time APAM will designate and the Company's Board will elect a replacement designee to serve until the 2002 Annual Shareholders' Meeting.


         M. C. Harden, III is a 2001 director nominee for election to the Company's Board of Directors for a term expiring at the 2004 Annual Meeting of Shareholders or until his successor is elected and qualified. Mr. Harden is also Chairman of the Board and President and a majority shareholder of Harden & Associates, Inc. ("Harden & Associates"), an insurance broker and risk management and employee benefits consultant, located in Jacksonville, Florida. Harden & Associates acts as an agent for FPIC, the Company's largest insurance subsidiary, and to a lesser extent for APAC, another of the Company's insurance subsidiaries. Commission expense incurred by the Company and commission income earned by Harden & Associates as a result of such agency relationship totaled approximately $157,000 for fiscal year 2000. Harden & Associates also acts as a broker for the Company in the procurement of various business insurance coverages. Brokerage fees earned by Harden & Associates as a result of its brokerage relationship with the Company were less than $60,000 for fiscal year 2000.

         All of the physician members of the Company's Board of Directors are also policyholders of FPIC or FPIC's other insurance company affiliates, and as such, may experience claims from time to time in the usual course of business that may require coverage under their policies that FPIC or FPIC's other insurance company affiliates would provide to any policyholder.


                                   PROPOSAL 2
                                AMENDMENT TO THE
                           DIRECTOR STOCK OPTION PLAN

         The Company's Director Stock Option Plan (the "Plan") was adopted in 1996 to provide the Company's non-employee directors an incentive to contribute materially to expanding and improving the Company's profits, to aid in attracting and retaining directors of outstanding ability, and to encourage ownership of shares by directors.

         The Director Stock Option Plan currently provides that a non-employee director will receive nonqualified options for 5,000 shares when such director initially joins the Company's Board of Directors. Subsequent options will be granted on an annual basis and additional options may be granted to directors from time to time at the discretion of the Board of Directors. Under the Director Stock Option Plan, options vest at the rate determined by the Board of Directors, provided that no option may vest prior to six months or after the tenth anniversary of the date of grant.

         The Board of Directors of the Company has adopted a resolution approving and recommending to the Company's shareholders for their approval an amendment to increase the number of shares of the Company's common stock issuable under the Director Stock Option Plan to 680,000 shares from 630,000 shares.

         The Director Stock Option Plan as it is proposed to be amended is set forth in Exhibit A to this Proxy Statement. If the amendment is adopted, it will become effective immediately.

Reasons for the Proposed Amendment

         The Board of Directors believes that the ability to grant stock options allows the Company to attract and retain the services of experienced and knowledgeable independent directors and provides an additional incentive for such directors to work for the benefit of the Company and its shareholders. The increase in the number of shares authorized for issuance under the Director Stock Option Plan is sought because only approximately 157,000 authorized shares remain available to be issued under the plan.

         The Board of Directors believes that it is desirable to continue providing incentives to the Company's directors and therefore recommends that the shareholders approve the amendment to the Director Stock Option Plan.


The Plan

         Administration. The Director Stock Option Plan is administered by the Director Stock Option Plan Committee (the "DSOP Committee"), which is the Board Governance Committee of the Board of Directors.

         Awards. A director receives options to purchase shares on the date on which such individual first becomes a director. The options granted at such time are for 5,000 shares with an option price equal to the fair market value of such shares on the date of grant. Directors also may be granted additional options from time to time. Each of the Company's outside directors is eligible to participate in the plan.

         Transferability, Term and Vesting. The Director Stock Option Plan, as previously amended, allows options to be transferred by the optionee during his or her lifetime to any member of his or her immediate family or to a trust established for the exclusive benefit of one or more members of his or her immediate family or to a former spouse pursuant to a domestic relations order.

         In general, the Director Stock Option Plan, as previously amended, provides that an option will terminate upon the earlier of:

         (i)      the exercise of the option;

         (ii)     the expiration date of the option by its terms; or

         (iii) no more than two years following the date of termination of service as a director.

         No option may be granted ten years after the effective date of the Plan. Grants under the Plan may vest anywhere between six months and ten years as determined by the Board of Directors at the time of grant.

         Amendment and Termination. The Board of Directors may amend the Director Stock Option Plan, without shareholder approval, at any time in any respect, unless shareholder approval of the amendment in question is required under Florida law, the Code, any exemption from Section 16 of the Securities Exchange Act of 1934, as amended, any national securities exchange system on which the Company's shares are then listed or reported, by any regulatory body having jurisdiction with respect to the Director Stock Option Plan, or any other applicable laws, rules or regulations. No amendment to the Director Stock Option Plan may alter or impair any option previously granted under the Plan without the consent of the holders thereof. The Director Stock Option Plan may be terminated at any time by the Board of Directors.

         Number of Shares. A total of 630,000 shares have previously been authorized for issuance pursuant to the Director Stock Option Plan. Options for approximately 473,000 of the 630,000 shares have been previously granted. If the shareholders approve the proposed amendment to the Director Stock Option Plan, a total of 680,000 shares will be authorized for issuance, of which approximately 207,000 shares, representing 2.2% of the 9,351,255 shares outstanding at March 31, 2001, will be available for future grant. The exercise prices for options granted under the Director Stock Option Plan range from $8.22 to $48.0625 per share, with expiration dates ranging from January 13, 2006 to June 7, 2010. On April 11, 2001, the record date for the Company's 2001 Annual Meeting of Shareholders, the closing market price for the Company's common stock was $9.87 per share.

         The maximum number of shares that may be granted pursuant to the Director Stock Option Plan, as well as the number of shares that may be purchased pursuant to the exercise of any option outstanding thereunder, may be equitably adjusted by the DSOP Committee in the event of a stock split, stock dividend, recapitalization, merger, consolidation, combination or similar events.

         Federal Tax Consequences. The stock options granted under the Director Stock Option Plan are nonqualified stock options. Non-employee directors recognize no taxable income at the time of grant. Upon the exercise of nonqualified stock options, non-employee directors recognize ordinary income and the Company is entitled to a deduction equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. Non-employee directors recognize as capital gain or loss any subsequent profit or loss realized on the sale or exchange of any shares disposed of or sold.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE
                  AMENDMENT TO THE DIRECTOR STOCK OPTION PLAN.


                                   PROPOSAL 3
                                AMENDMENT TO THE
                             OMNIBUS INCENTIVE PLAN

         The Company's Omnibus Incentive Plan was adopted in 1996 to provide incentives to employees whose performance, contributions and skills add to the value of the Company.

         The Board of Directors of the Company has adopted a resolution approving and recommending to the Company's shareholders for their approval an amendment to the Omnibus Incentive Plan. The amendment will increase the number of shares of the Company's common stock issuable under the Omnibus Incentive Plan to 2,088,000 shares from 1,865,000 shares.

         The Omnibus Incentive Plan as it is proposed to be amended is set forth in Exhibit B to this Proxy Statement. If the amendments are adopted, they will become effective immediately.

Reasons for the Proposed Amendment

         The Board of Directors believes that the ability to grant stock options allows the Company to attract and retain the services of experienced and knowledgeable employees and provides an additional incentive for such employees to work for the benefit of the Company and its shareholders. The increase in the number of shares authorized for issuance under the Omnibus Incentive Plan is sought because only approximately 327,000 shares remain available to be issued under the plan. Such increase in the number of shares authorized for issuance by 223,000 shares is sought to restore the total number of available shares for issuance under the Omnibus Incentive Plan to an appropriate level considering these objectives. Such amount has been approved by the Board of Directors, taking into account a broad range of factors, including strategic plans, performance goals and objectives, personnel needs and other reasonably possible potential uses.

The Plan

         Administration. The Omnibus Incentive Plan is administered by the Omnibus Incentive Plan Committee ("OIP Committee"), which is the Budget & Compensation Committee of the Board of Directors. The OIP Committee will determine, from time to time, the individuals to whom awards shall be made, the type of awards, and the amount, size and terms of each award. Each of these types of awards is described below. The OIP Committee will make all other determinations necessary or advisable for the administration of the Omnibus Incentive Plan.

         Types of Awards. Awards under the Omnibus Incentive Plan may be in the form of options (both nonqualified stock options and incentive stock options), contingent stock, restricted stock, and stock appreciation rights, or such other forms as the OIP Committee in its discretion may deem appropriate.

         Number of Shares. A total of 1,865,000 shares have previously been authorized for issuance pursuant to the Omnibus Incentive Plan. As of March 31, 2001, options for approximately 1,538,000 of the 1,865,000 shares have previously been granted and have not been forfeited. If the shareholders approve the proposed amendments to the Omnibus Incentive Plan, a total of 2,088,000 shares will be authorized for issuance, of which approximately 550,000, or 5.9% of the 9,351,255 total shares outstanding at March 31, 2001, will be available for future grant. The exercise prices for options granted under the Omnibus Incentive Plan range from $8.22 to $40.00 per share, with expiration dates ranging from January 13, 2006 to December 15, 2010. On April 11, 2001, the record date for the Company's 2001 Annual Meeting of Shareholders, the closing market price for the Company's common stock was $9.87 per share.

         As currently amended, the maximum number of shares that may be issued pursuant to options granted to any one individual during the life of the Omnibus Incentive Plan is 600,000 shares of the Company's common stock.

         The OIP Committee has discretion to grant nonqualified stock options pursuant to the Omnibus Incentive Plan that are transferable by the optionee during his or her lifetime to any member of his or her immediate family or a trust established for the exclusive benefit of one or more members of his or her immediate family or to a former spouse pursuant to a domestic relations order.

         During 2000, a total of approximately 205,000 options were granted under the Omnibus Incentive Plan for shares of the Company's common stock to the President and Chief Executive Officer and the four other most highly compensated executive officers. These options have a three-year vesting period and an exercise price equal to the closing price of the Company's common stock on the last business day prior to the date of grant. As a result of Mr. Russell's departure from the Company in July 2000, approximately 1,000 of the options granted to him in 2000 were forfeited and approximately 129,000 of the options granted to him during 1999 were forfeited.

         Awards that may be made in the future under the Omnibus Incentive Plan are within the discretion of the OIP Committee. The OIP Committee has not determined future awards or who might receive them.

         The maximum number of shares that may be granted pursuant to options under the Omnibus Incentive Plan, as well as the number of shares that may be purchased pursuant to the exercise of any option outstanding thereunder, may be equitably adjusted by the OIP Committee in the event of a stock split, stock dividend, recapitalization, merger, consolidation, combination or similar events.

         Amendment and Termination. The Board of Directors may amend the Omnibus Incentive Plan, without shareholder approval, at any time in any respect, unless shareholder approval of the amendment in question is required under Florida law, the Code, any exemption from Section 16 of the Exchange Act, any national securities exchange system on which the shares are then listed or reported, by any regulatory body having jurisdiction with respect to the Omnibus Incentive Plan, or any other applicable laws, rules or regulations.

         No amendment to the Omnibus Incentive Plan may alter or impair any option granted under such Plan without the consent of the holder thereof.

         The Omnibus Incentive Plan may be terminated at any time by the Board of Directors.

         Stock Options. The OIP Committee may grant both incentive stock options and nonqualified stock options to the same individual. When both an incentive stock option and a nonqualified stock option are awarded at one time, such options are deemed to have been awarded in separate grants, and in no event will the exercise of one such option affect the right to exercise the other such option except to the extent the OIP Committee determines in writing otherwise.

         The option price of an incentive stock option shall not be less than 100% of the fair market value of the underlying share on the day the option is granted, as determined by the OIP Committee. The option price of a nonqualified stock option issued under the Omnibus Incentive Plan shall not be less than 50% of the fair market value of the underlying share on the day the option is granted, as determined by the OIP Committee.

         Each option may be exercised by a participant, in whole or in part, provided such exercise shall not occur earlier than six months after the grant of the option and not later than ten years after the grant of the option.

         Any option designated by the OIP Committee as an incentive stock option will be subject to the general provisions applicable to all options granted under the Omnibus Incentive Plan and will be subject to the following specific provisions:

         (a) At the time the incentive stock option is granted, if a recipient employee owns, directly or indirectly, stock representing more than 10% of the total combined voting power of all classes of the Company's stock, then: (i) the option price must equal at least 110% of the fair market value on the effective date of grant of the shares subject to the option; and (ii) the term of the option shall not be greater than five years from the date such option is granted.

         (b) The aggregate fair market value of shares (determined at the date of grant) with respect to which incentive stock options granted by the Company that can be exercised by a participant employee for the first time in any one calendar year shall not exceed $100,000.

         If any option is not granted, exercised, or held pursuant to the provisions applicable to an incentive stock option, it will be considered to be a nonqualified stock option to the extent that any or all of the grant is in conflict with these restrictions.

         In general, options granted pursuant to the Omnibus Incentive Plan terminate upon the earlier of: (i) the full exercise of the option; (ii) the expiration of the option by its terms; or (iii) no more than three years (three months for incentive stock options) following termination of the option holder's employment with the Company.

         Stock Appreciation Rights. A stock appreciation right ("SAR") may be granted in connection with an option and entitles the grantee, subject to the terms and conditions determined by the OIP Committee, to receive, upon surrender of the option, all or a portion of the excess of (i) the fair market value of a specified number of shares at the time of the surrender, as determined by the OIP Committee, over (ii) 100% of the fair market value of such shares at the time the option was granted plus any dividends paid while the option was outstanding but unexercised.

         SARs may be granted for a period of not less than six months nor more than ten years, and shall be exercisable in whole or in part, at such time or times and subject to such other terms and conditions as shall be prescribed by the OIP Committee at the time of the grant.

         SARs will be exercisable only during a grantee's employment by the Company, except that in the discretion of the OIP Committee an SAR may be made exercisable for up to three months after a grantee's employment is terminated for any reason other than death, retirement or disability.

         In the event that a grantee's employment is terminated as a result of death, retirement or disability without having fully exercised such grantee's SARs, the grantee, or the grantee's beneficiary following the grantee's death, may have the right to exercise the SARs during their term within a period of 24 months after the date of such termination to the extent that the right was exercisable at the date of such termination, or such other period and subject to such terms as may be determined by the OIP Committee.

         Contingent Stock Awards. The OIP Committee will determine the amount of a contingent stock award to be granted to an employee based on the expected impact the employee can have on the financial well-being of the Company and other factors determined by the OIP Committee to be appropriate. Contingent stock awards under the Omnibus Incentive Plan shall be subject to such terms, conditions, and restrictions, if any, including without limitation, substantial risks of forfeiture and/or attainment of performance objectives, and for such period or periods (in excess of six months) as will be determined by the OIP Committee at the time of grant. The OIP Committee in its discretion may permit an acceleration of the expiration of the applicable restriction period, so long as the minimum six-month period is retained, with respect to any part or all of the award to any participant.

         In the event of a participant's termination of employment for any reason prior to lapse of restrictions applicable to a contingent stock award paid to such participant and unless otherwise provided for by the Omnibus Incentive Plan or as provided in a contingent stock agreement, all rights to shares as to which there still remain unlapsed restrictions will be forfeited by such participant to the Company without payment of any consideration by the Company.

         Restricted Stock Award. The OIP Committee will determine the amount of a restricted stock award to be granted to an employee based on the past or expected impact the employee has had or can have on the financial well-being of the Company and other factors deemed by the OIP Committee to be appropriate. Restricted stock awards made pursuant to the Omnibus Incentive Plan shall be subject to such terms, conditions, and restrictions, including attainment of performance objectives, and for such period or periods (in excess of six months), as will be determined by the OIP Committee at the time of grant. The OIP Committee in its discretion may permit an acceleration of the expiration of the applicable restriction period, so long as the minimum six-month period is retained, with respect to any part or all of the award to any participant.

         In the event of a participant's termination of employment for any reason prior to the lapse of restrictions applicable to a restricted stock award made to such participant and unless otherwise provided for by the Omnibus Incentive Plan or as provided in a restricted stock agreement, all rights to shares as to which there still remain unlapsed restrictions will be forfeited by such participant to the Company without payment of any consideration by the Company.

         Change in Control. Upon a change in control, all options, contingent stock awards, restricted stock awards and stock appreciation rights will automatically vest as of the date of the change in control and all restrictions or contingencies will be deemed to have been satisfied.

Federal Tax Consequences


         General. The rules governing the tax treatment of stock options, contingent stock, restricted stock, and stock appreciation rights are very technical. Therefore, the description of the federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their applications may vary in individual circumstances. Finally, the tax consequences under applicable state and local tax laws may not be the same as under the federal tax laws. Individuals who have received stock-based compensation under any of the Company's plans are encouraged to consult with their own tax advisors regarding tax consequences.

         Incentive Stock Options. The participant recognizes no gain or loss when an incentive stock option (an "ISO") is granted. In general, an employee exercising an ISO will not be taxed at the time of exercise if the stock purchased is held for at least one year after the exercise date and at least two years after the date of grant (the "Holding Period"); provided, however, the bargain element of the exercised ISO is treated as an item of adjustment under the alternative minimum tax rules. If the Holding Period is satisfied, the difference between the exercise price and the amount realized upon subsequent disposition of the stock will constitute long-term capital gain or loss. If the Holding Period is not satisfied, the employee will recognize ordinary income to the extent of the lesser of the gain realized or the excess of the fair market value of the stock on the exercise date over the exercise price and any gain realized in excess of the amount recognized as ordinary income will be short-term or long-term capital gain. The Company will not recognize income, gain, or loss upon the granting or exercise of an ISO, nor will it be entitled to any deduction upon the disposition of an ISO or the shares subject thereto, if the Holding Period is satisfied. If the Holding Period is not satisfied, the Company will be entitled to a deduction equal to the amount of the ordinary income recognized by the employee.

         Nonqualified Stock Options. If any Option granted under the Plan does not meet the conditions set forth in the Code for ISOs, then the Option is a non-qualified stock option (an "NSO"). The participant typically recognizes no taxable income and the Company receives no deduction when an NSO is granted. Upon exercise of an NSO, however, the participant recognizes ordinary income and the Company is entitled to a deduction equal to the difference between the exercise price and the fair market value of the shares on the date of the exercise. When stock obtained under an NSO is disposed of by the participant, the difference between the sales price and the tax basis (the amount, if any, paid for the Option, plus the exercise price) of the stock will be treated as long-term or short-term capital gain or loss by the participant, depending on the holding period of the shares.

         Restricted Stock. A participant granted restricted stock is not required to include the value of such shares in income until the first time such participant's rights in the shares are transferable or are not subject to substantial risk of forfeiture, whichever occurs earlier, unless such participant timely files an election under Code Section 83(b) to be taxed on the receipt of the shares. In either case, the amount of such ordinary income will be equal to the excess of the fair market value of the shares at the time the income is recognized over the amount (if any) paid for the shares. The Company is entitled to a deduction in the amount of the ordinary income recognized by the participant, for the Company's taxable year in which the participant recognizes such income.

         Contingent Stock. A participant granted contingent stock is not required to include the value of such shares in income until the first time such participant's rights in the shares are transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier, unless such participant timely files an election under Code Section 83(b) to be taxed on the receipt of the shares. In either case, the amount of such ordinary income will be equal to the excess of the fair market value of the shares at the time the income is recognized over the amount (if any) paid for the shares. The Company is entitled to a deduction, in the amount of the ordinary income recognized by the participant, for the Company's taxable year in which the participant recognizes such income.

         Stock Appreciation Rights. Upon the grant of an SAR, the participant recognizes no taxable income and the Company receives no deduction. The participant recognizes ordinary income and the Company is entitled to a deduction at the time of exercise equal to the cash and fair market value of the shares payable upon such exercise.

         Parachute Payments. Under certain circumstances, an accelerated vesting or cash out of stock options, or accelerated lapse of restrictions on other awards, in connection with a change in control of the Company might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Code Sections 280G and 4999. To the extent it is so considered, the participant may be subject to a 20% excise tax and the Company may be denied a tax deduction.

         Section 162(m). Code Section 162(m) limits to $1 million per year the federal income tax deduction available to a public company for compensation paid to any of its chief executive officer and four other highest paid executive officers. However, Code Section 162(m) provides an exception from its limitation for certain "performance based" compensation if various requirements are satisfied.

         The Omnibus Incentive Plan contains provisions that are intended to satisfy these requirements for awards that are "performance based" compensation.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL
                 OF THE AMENDMENT TO THE OMNIBUS INCENTIVE PLAN.

                              INDEPENDENT AUDITORS

         The Company's Board of Directors appointed PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as the Company's independent auditors. PricewaterhouseCoopers was initially appointed as the Company's independent auditors for the 2000 fiscal year. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and have the opportunity to make a statement, if they desire to do so.

         The Company retained the services of PricewaterhouseCoopers as its independent accountants and replaced KPMG LLP ("KPMG") effective April 4, 2000. No report of KPMG on the financial statements of the Company for either of the past two years contained an adverse opinion, or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. Since the engagement of KPMG and through the date of replacement, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The change in independent accountants was approved by the Audit Committee and the Board of Directors of the Company.

  Fees Incurred Relating to 2000 Services Performed by PricewaterhouseCoopers,
                      as the Company's Principal Accountant

Audit Fees (1)                                                       $  460,000
Financial Information System Design
  and Implementation Fees                                                    __
All Other Fees
       Other Audit-Related Services                                     114,000
       Statutory Audits                                                  70,000
       Tax Services                                                      65,000
       Market-Related Services                                           55,000
       Benefit Plan Services                                             35,000
       Review Services                                                   10,000
                                                                       ---------
Total Fees Billed During 2000 by PricewaterhouseCoopers,
  as the Company's Principal Accountant                              $  809,000
                                                                       ========
-----------------------
(1) Aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for 2000 and the reviews of the financial statements included in the Company's 2000 Form 10-Qs.

         The Audit Committee has considered the non-audit services provided by PricewaterhouseCoopers and believes such services to be compatible with maintaining PricewaterhouseCoopers' independence.

                  SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING


         Proposals by the Company's shareholders, intended to be presented at the Company's 2002 Annual Meeting of Shareholders, must be received by the Company at its principal executive offices on or before December 31, 2001, in order to be included in the Company's Notice of Meeting, Proxy Statement and Proxy relating to such Meeting. In accordance with the Company's Bylaws, shareholders who wish to submit a proposal for consideration at the Company's 2002 Annual Meeting of Shareholders but who do not wish to submit the proposal for inclusion in the Company's proxy statement must deliver a copy of their proposal to the Company at its principal executive offices on or before February 7, 2002.


                           ANNUAL REPORT ON FORM 10-K

         The Company will provide, without charge, to each security holder solicited, a copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, for the most recent year, including financial statements, financial statement schedules, and a listing of all exhibits to Form 10-K. The Company will also furnish a copy of any exhibit, upon payment of a reasonable fee to cover the cost of copying and mailing the exhibit. Requests should be directed to the attention of the Finance Department, FPIC Insurance Group, Inc., P. O. Box 44033, Jacksonville, Florida 32231-4033.


                             SOLICITATION OF PROXIES

         The cost of solicitation of proxies will be borne by the Company, including expenses in connection with the preparation and mailing of this proxy statement. In addition, the Company will reimburse banks, brokers and nominees for their reasonable expenses incurred in sending proxy material to principals and obtaining their proxies. In addition to solicitation by mail, proxies may be solicited in person or by telephone by directors, officers and other employees of the Company.

                                 OTHER BUSINESS


         The Board of Directors is not aware of any other matters that will be presented for action at the meeting. However, if any other matters come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote such proxy in respect of any such matters in accordance with their best judgment pursuant to the discretionary authority conferred thereby.


                                       BY ORDER OF THE BOARD OF DIRECTORS



April 30, 2001                         /s/ Roberta Goes Cown
                                       -----------------------------------------
                                       Roberta Goes Cown
                                       Corporate Counsel and
                                       Secretary of the Company


                    PLEASE RETURN THE ENCLOSED FORM OF PROXY,
                   DATED AND SIGNED, IN THE ENCLOSED ADDRESSED
                      ENVELOPE, WHICH REQUIRES NO POSTAGE.

                                                                      Appendix A
                           FPIC INSURANCE GROUP, INC.
                             AUDIT COMMITTEE CHARTER

         There shall be a Committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a committee member.

                               Statement of Policy

         The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting and internal accounting controls, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation.


                                Responsibilities

         In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and of the highest quality.

         In carrying out these responsibilities, the audit committee will:

              o Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

              o Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

              o Review with the independent auditors, the Company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review Company policy statements to determine their adherence to the code of conduct.



                                  Appendix A-1

              o Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without the members of management present.

              o Review succession planning for accounting and financial human resources within the department.

              o Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

              o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                                   Guidelines

Size and Term of Appointment
  o  3 years
  o  5 members
  o  Staggered terms (2, 2, 1)

Meetings--Should meet at least 3-4 times a year.
  o The committee should meet privately with the internal auditor and the independent auditor.

Reporting to the Board of Directors
  o  After each meeting

Expand Knowledge of Company Operations
  o  Learning process for Audit Committee members

Company Counsel
  o The committee should meet regularly with the Company's general counsel (and outside counsel when appropriate), to discuss legal matters that may have a significant effect on the Company's financial statements.

Audit Plans
  o Review with the internal and external auditors their annual audit plan prior to and after the audits.

Areas Requiring Special Attention
  o The committee should instruct both the independent auditor and internal auditor that we expect to be advised if there are any areas that require special attention or if they encounter any difficulty in securing access to the appropriate management levels or data.




                                  Appendix A-2

                                                                      Appendix B
                          PROXY/VOTING INSTRUCTION CARD


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



                           FPIC INSURANCE GROUP, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 6, 2001

         The undersigned shareholder hereby appoints Pamela D. Deyo and Charles Divita, III, or either of them, as proxies, with full power of substitution, to vote, as designated below, all shares of Common Stock of FPIC Insurance Group, Inc. held of record by the undersigned on April 11, 2001, that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company on June 6, 2001, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the other side of this card.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS

         Your vote is important. Please sign and date on the reverse and return promptly in the enclosed postage-paid envelope.

         This Proxy will be voted as directed. If no directions are given, the proxies will vote for (1) the election of all nominees for director listed on the other side of this card, (2) the approval of the amendment to the Director Stock Option Plan as described in the Proxy Statement furnished herewith, (3) the approval of the amendment to the Omnibus Incentive Plan as described in the Proxy Statement furnished herewith and (4) at their discretion, on any other matters that may properly come before the meeting. The undersigned hereby revokes any proxy heretofore given to any person or persons whomsoever (other than the proxies named above) to vote such Common Stock and ratifies and confirms all that such proxies may or shall do by virtue hereof.


             (Continued and to be dated and signed on reverse side.)



                                  Appendix B-1

                                                                      Appendix B

Please mark                 [X]     This Proxy will be voted as directed. If no
votes as in                 direction is made, it will be voted "FOR" the
this example:               proposals set forth below.  The Board of Directors
                            recommends a vote "FOR" all nominees, a vote "FOR" amending the Director Stock Option Plan and a vote
                            "FOR" amending the Omnibus Incentive Plan.


1. Election of Directors:  John K. Anderson, Jr., James W. Bridges, M.D.,
                           John R. Byers, J. Stewart Hagen, M.D., M. C. Harden, III

        [ ] FOR all nominees listed above.       [  ] WITHHOLD AUTHORITY to vote
        (except as marked to the contrary)       for all nominees listed above.


               (INSTRUCTION:  To withhold authority to vote for any individual nominee, strike out that nominee's name
                                  on the list above)

2.   Approval of Amendment to Director Stock Option Plan
     [  ]  FOR Approval  [  ] AGAINST Approval  [ ] ABSTAIN
3.   Approval of Amendment to Omnibus Incentive Plan
     [  ]  FOR Approval  [  ] AGAINST Approval  [ ] ABSTAIN


--------------------------------------------------------------------------------
Account No.


                                         Date: ___________________________, 2001


                                         _______________________________________


PLEASE DATE THIS PROXY AND SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR HEREON. WHERE MORE THAN ONE OWNER IS SHOWN, EACH SHOULD SIGN. WHEN SIGNING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, PLEASE GIVE FULL TITLE. IF ANY PROXY IS SUBMITTED BY A CORPORATION, IT SHOULD BE EXECUTED IN FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER. IF ANY PROXY IS SUBMITTED BY A PARTNERSHIP, IT SHOULD BE EXECUTED IN THE PARTNERSHIP NAME BY AN AUTHORIZED PERSON.







                                  Appendix B-2

                                                                       Exhibit A

                           DIRECTOR STOCK OPTION PLAN



1.       PURPOSE

         1.1 The purpose of the Florida Physicians Insurance Company Director Stock Option Plan is to provide an incentive to Directors of the Company who are in a position to contribute materially to expanding and improving the Company's profits, to aid in attracting and retaining Directors of outstanding ability, and to encourage ownership of Shares by Directors.

2.       DEFINITIONS

         2.1 For purposes of the Plan the following terms shall have the definition, which is attributed to them, unless another definition is clearly indicated by a particular usage and context.

         a.       "Board" means the Company's Board of Directors.
         b. "Book Value" means the value per Share determined for statutory book purposes by dividing the total equity of the Company on a given date by all Shares of stock outstanding on such date.
         c.       "Code" means the Internal Revenue Code of 1986, as amended.
         d. "Committee" means the Director Stock Option Committee appointed by the Company's Board of Directors pursuant to
                  Section 3.1 hereof.
         e. "Company" means Florida Physicians Insurance Company until the Restructure and on and after the Restructure, FPIC Insurance Group, Inc.
         f. "Directors" means the members of the Board who are not employees either of the Company or an affiliate thereof.
         g. "Effective Date of Exercise" means the later of (i) the date on which the Company has received a written notice of exercise of an Option and full payment of the purchase price from the Optionee, or (ii) the effective date of exercise set forth in the written notice.
         h. "Exchange Act" means the Securities Exchange Act of 1934, as amended.
         i. "Fair Market Value" means on, or with respect to, any given date:

                  (i) If determined on the date of the IPO, the initial offering price to the public.

                  (ii) If not on the date of the IPO and the Shares are listed on a national stock exchange, the closing market price of such Shares as reported on the composite tape for issues listed on such exchange on such date or, if no trades shall have been reported for such date, on the next preceding date on which there were trades reported; provided, that if no such quotations shall have been made within the ten business days preceding such date, Fair Market Value shall be determined under (iv) below.

                  (iii) If not on the date of the IPO and the Shares are not listed on a national stock exchange but is traded on the over-the-counter market, the mean between the closing dealer bid and asked price of such Shares of Common




                                  Exhibit A-1

                        Stock as reported by the National Association of Securities Dealers through their Automated Quotation System for such date, or if no quotations shall have been made on such date, on the next preceding date on which there were quotations; provided, that, if no such quotations shall have been made within the ten business days preceding such date, Fair Market Value shall be determined under (iv) below.

                  (iv) If (i), (ii), and (iii) do not apply, the Fair Market Value of a Share without regard to any control premium or discount for lack of control as determined by the Committee in good faith consistent with the valuation by the Company as provided by a third party appraiser for other corporate purposes before adjustments or any discounts applied due to lack of marketability. The Committee may rely upon the most recent valuation and there shall be no requirement to cause a more recent valuation to be made.

         j. "IPO" means the initial public offering of the Company's common stock pursuant to a registration statement on Form S-1 filed by the Company with the U.S. Securities and Exchange Commission.

         k. "Option" means the right to purchase from the Company Shares at a specified price and subject to the terms of the Plan, and such other conditions and restrictions as the Committee deems appropriate.

         l. "Option Price" means the purchase price per Share subject to an Option.

         m. "Optionee" means a Director who has been awarded an Option under the Plan.

         n.       "Optioned Shares" means Shares subject to outstanding Options.

         o. "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of a granting of an Option, each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain within the meaning of Section 424(e) of the Code and any regulations or rulings promulgated thereunder.

         p. "Permanent and Total Disability" shall have the same meaning as given to that term by Section 22(e)(3) of the Code and any regulations or rulings promulgated thereunder.

         q. "Plan" means Florida Physicians Insurance Company Director Stock Option Plan, as evidenced herein and as amended from time to time.

         r.       "Plan Effective Date" means January 13, 1996.



                                  Exhibit A-2

         s. "Restructure" means the corporate reorganization pursuant to which Florida Physicians Insurance Company shall become the wholly owned subsidiary of FPIC Insurance Group, Inc.

         t. "SEC Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act.

         u. "Section 16 Person" means a person subject to Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

         v. "Share" means one share of the $1.00 par value common stock of the Company. On and after the Restructure, "Share" means one share of $0.10 par value common stock of FPIC Insurance Group, Inc.

         w. "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, within the meaning of Section 424(f) of the Code and any regulations or rulings promulgated thereunder.

3.       ADMINISTRATION

         3.1 The Plan shall be administered by the Committee. The Committee shall be comprised of not less than two of the then members of the Board. The Plan is intended to be a formula plan meeting the conditions of Rule 16b-3(c)(2)(ii). The members of the Committee shall be appointed by the Board. The Board may from time to time remove members from or add members to the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board.

         3.2 The action of a majority of the Committee at which a quorum is present, or acts reduced to or so approved in writing by a majority of the Committee, shall be the valid acts of the Committee.

         3.3 The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it and all actions of the Committee shall be final and binding on all parties hereto. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.


4.       ELIGIBILITY

         4.1      Each Optionee shall be a Director of the Company.





                                  Exhibit A-3

5.       STOCK

         5.1 Prior to the Restructure, the aggregate number of Shares which may be issued under Options granted pursuant to the Plan shall not exceed 33,000 Shares and on or after the Restructure the aggregate number of Shares which may be issued under Options granted pursuant to the Plan shall not exceed 165,000 Shares.

         5.2 Each eligible individual who is a Director on the Plan Effective Date, except those Directors who on the Plan Effective Date have not been nominated for additional service on the Board and whose terms expire in 1996, shall receive an Option to purchase 1,000 Shares with an Option Price equal to Book Value of such Shares on the Plan Effective Date. In addition, such individual who is also a Director on the date of the IPO shall receive an Option to purchase 1,000 additional Shares with an Option Price equal to Fair Market Value of such Shares on the date of the IPO.

         5.3 Each eligible individual who is not a Director on the Plan Effective Date shall receive an Option to purchase 1,000 Shares with an Option Price equal to the Fair Market Value of such Shares on the date of grant which shall be the later of (i) the date of the IPO, or (ii) the date on which such individual first becomes a Director.

         5.4 In the event that any outstanding Option under the Plan expires or is terminated for any reason, the Optioned Shares subject to that option may again be subjected to an Option under the Plan.

         5.5 For Options issued prior to the Restructure, any Option still unexercised and outstanding on the effective date of the Restructure shall be deemed to be an Option to purchase FPIC Insurance Group, Inc. shares as adjusted pursuant to Section 6.1(f).

6.       TERMS AND CONDITIONS

         6.1 Options granted pursuant to the Plan shall be evidenced by agreements in such form as the Committee shall from time to time approve, which agreements shall contain or shall be subject to the following terms and conditions, whether or not such terms and conditions are specifically included therein:

             (a) Number of Shares. Each Option shall state the number of Shares to which it pertains.

             (b) Date. Each Option shall state the effective date of grant of the Option.

             (c)   Option Price.  Each Option shall state the Option Price.



                                  Exhibit A-4

                  (d) Method and Time of Payment. The Option Price shall be payable on the exercise of the Option and shall be paid in cash, in Shares, including Shares acquired pursuant to the Plan, or part in cash and part in Shares. Shares transferred in payment of the Option Price shall be valued as of date of transfer based on the Fair Market Value.

                  (e) Transfer of Option. No Option shall be transferable by the Optionee, except by will or the laws of descent and distribution upon the Optionee's death and subject to any other limitations of the Plan.

                  (f) Recapitalization. The number of Optioned Shares and the Option Price shall be correspondingly adjusted in order to give effect to changes made in the number of outstanding Shares as a result of a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split, or other relevant change.

                  (g) Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to any Optioned Shares until the date of the issuance of a stock certificate to him for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 6.1(f).

                  (i) Duration of Option. Each Option shall be for a term of ten years from the effective date of grant, except as provided in
         Section 7.1(b).

                  (j) Vesting. One-third (rounded up to a whole number) of each grant under this Plan shall vest on the one-year anniversary of the date of grant, with an additional one-third vesting on each of the next two anniversaries of the date of grant. A Director shall forfeit the unvested Options upon termination of service as a Director.

                  (k) Other Provisions. Options authorized under the Plan may contain any other provisions or restrictions as the Committee in its sole and absolute discretion shall deem advisable including but not limited to offering Options in tandem with or reduced by other options or benefits and reducing one award by the exercise of another option or benefit. The Company may place such restriction legends on stock certificates representing the Shares as the Company, in its sole discretion, deems necessary or appropriate to reflect restrictions under the securities laws or this Plan.

         6.2 Options granted pursuant to the Plan shall not be exercisable until such Options are vested as provided in Section 6.1(j). Any person entitled to exercise an Option may do so in whole or in part by delivering to the Company, attention Corporate Secretary, at its principal office a written notice of exercise. The written notice shall specify the number of Shares for which an Option is being exercised and shall be accompanied by full payment of the Option Price for the Shares being purchased. During the Optionee's lifetime, an Option may be exercised only by the Optionee, or on his behalf by the Optionee's guardian or legal representative.




                                  Exhibit A-5

7.       TERMINATION OF OPTIONS

         7.1      An Option may be terminated as follows:

                  (a) During the period of continuous service as a Director of the Company or Subsidiary, an Option will be terminated only if it has been fully exercised or it has expired by its terms.

                  (b) Upon termination of service as a Director for any reason, the Option will terminate upon the earlier of (i) the full exercise of the Option, (ii) the expiration of the Option by its terms, or (iii) one year following the date of termination of service as a Director.

                  (c) If an Optionee shall die or becomes subject to a Permanent and Total Disability prior to the termination of an Option, such Option may be exercised to the extent that the Optionee shall have been entitled to exercise it at the time of death or disability, as the case may be, by the Optionee, the estate of the Optionee or the person or persons to whom the Option may have been transferred by will or by the laws of descent and distribution, provided, however, such right must be exercised, if at all, within one year after the date of such death or disability.

         7.2 Except as otherwise expressly provided in the written agreement with the Optionee referred to in Section 6 hereof, and except as provided in this Section, in no event will the continuation of the term of an Option beyond the date of termination of service allow the Director, or his beneficiaries or heirs, to accrue additional rights under the Plan, or to purchase more Shares through the exercise of an Option than could have been purchased on the day that service as a Director was terminated.

8.       AMENDMENT OR DISCONTINUANCE OF PLAN

         8.1 The Plan may be amended by the Board, without Shareholder approval, at any time in any respect unless Shareholder approval of the amendment in question is required under Florida law, the Code, any exemption from Section 16 of the Exchange Act (including without limitation SEC Rule 16b-3) for which the Company intends Section 16 persons to qualify, any national securities exchange system on which the shares are then listed or reported, by any regulatory body having jurisdiction with respect to the Plan, or any other applicable laws, rules or regulations.

         8.2 The Plan provisions that determine the amount, price and timing of the option grants to Section 16 persons may not be amended more than once every six months, other than to comport with changes in the Code, the Employment Income Retirement Security Act of 1974, or rules thereunder, unless the Company's legal counsel determines that such restriction on amendments is not necessary to secure or maintain any exemptions from Section 16 of the Exchange Act for which the Company intends Section 16 persons to qualify.



                                  Exhibit A-6

         8.3 The Plan may be terminated at any time by the Board of Directors.

         8.4 No amendment to the Plan will alter or impair any Option granted under the Plan without the consent of the holders thereof.

9.       NO OBLIGATION TO EXERCISE OPTION

         9.1 The granting of an option shall impose no obligation upon the Optionee to exercise such option.

10.      EFFECTIVE DATE; DURATION OF THE PLAN

         10.1     The Plan shall be effective as of January 13, 1996.

         10.2 No Option may be granted after the tenth anniversary of the earlier of the date the Plan is adopted or the date the Plan is approved by shareholders.

11.      EFFECT OF PLAN

         11.1 The granting of an option pursuant to the Plan shall not give the Optionee any right to similar grants in future years or any right to be retained in the employ of the Company, the Parent or a Subsidiary, but an Optionee shall remain subject to discharge to the same extent as if the Plan were not in effect.


                             FIRST AMENDMENT TO THE
                           DIRECTOR STOCK OPTION PLAN

         This First Amendment to the Florida Physicians Insurance Company Director Stock Option Plan (the "Plan") is made effective as of March 16, 1996.

         1. Section 2.1(q) of the Plan shall be amended to read as follows:

                  "(q) 'Plan' means the Director Stock Option Plan, as evidenced herein and as amended from time to time."

         2. Section 6.1(j) of the Plan shall be amended to read as follows:

                  "(j) Vesting. One-third (rounded up to a whole number) of the number of shares set forth in paragraph 2 shall vest on the one year anniversary of this Agreement, with an additional one-third vesting on each of the next two anniversaries of this Agreement. Unvested options shall vest on the death or Permanent and Total Disability of the Director. The Director shall forfeit any unvested Options upon termination of service as a Director for any reason other than death or Permanent and Total Disability of the Director."



                                  Exhibit A-7

         All provisions of the Plan not specifically mentioned in this First Amendment shall be considered modified to the extent necessary to be consistent with the changes made in this First Amendment.


                             SECOND AMENDMENT TO THE
                           DIRECTOR STOCK OPTION PLAN

         This Second Amendment to the Florida Physicians Insurance Company Director Stock Option Plan (the "Plan") is made effective as of September 14, 1997.

         1.       Section 3.1 of the Plan shall be amended to read as follows:

                  "3.1 The Plan shall be administered by the Committee. The Committee shall be comprised of not less than two of the then members of the Board. The members of the Committee shall be appointed by the Board. The Board may from time to time remove members from or add members to the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board."

         2.       Section 5.1 of the Plan shall be amended to read as follows:

                  "5.1 The aggregate number of Shares which may be issued under Options granted pursuant to the Plan shall not exceed 300,000 Shares."

3.       Section 5.6 shall be added to the Plan to read as follows:

                  "5.6 In addition to the Option grants provided for above, the Board may, in its sole discretion, grant from time to time additional Options to eligible Directors."

         4. Section 6.1(j) of the Plan shall be amended to read as follows:

                  "6.1(j) Vesting. The vesting schedule of an Option granted under this Plan shall be determined by the Board, in its sole discretion, upon granting of the Option; provided, however, that no Option shall vest prior to the expiration of six months from the effective date of the Option grant or after the tenth anniversary of the effective date of the Option grant. A director shall forfeit any unvested Options upon termination of service as a Director."

         All provisions of the Plan not specifically mentioned in this Second Amendment shall be considered modified to the extent necessary to be consistent with the changes made in this Second Amendment.



                                  Exhibit A-8

                              1999 AMENDMENT TO THE
                           DIRECTOR STOCK OPTION PLAN

         This 1999 Amendment to the Florida Physicians Insurance Company Director Stock Option Plan (the "Plan") is made effective as of June 8, 1999.

         1.       Section 5.1 of the Plan shall be amended to read as follows:

                  "5.1 The aggregate number of Shares which may be issued under Options granted pursuant to the Plan shall not exceed 430,000 Shares."

         2.       Section 6.1(e) shall be amended to read as follows:

                  "(e) Transfer of Option. Options may be transferred by the Optionee during his or her lifetime only to any member of his or her immediate family or a trust established for the exclusive benefit of one or more members of his or her immediate family or to a former spouse pursuant to a domestic relations order. For purposes of this Section, the term "immediate family" is defined as an Optionee's spouse, children, stepchildren, grandchildren (including relationships arising from legal adoption), and parents. Upon an Optionee's death, Options are transferable by will or the law of descent and distribution."

         3. Section 7.1(b) of the Plan shall be amended to read as follows:

                  "(b) Upon termination of service as a Director for any reason, the Option will terminate upon the earlier of (i) the full exercise of the Option, (ii) the expiration of the Option by its terms, or (iii) two years following the date of termination of service as a Director."

         All provisions of the Plan not specifically mentioned in this 1999 Amendment shall be considered modified to the extent necessary to be consistent with the changes made in this Amendment.



                          SECOND 1999 AMENDMENT TO THE
                           DIRECTOR STOCK OPTION PLAN

         This Second 1999 Amendment to the Florida Physicians Insurance Company Director Stock Option (the "Plan") is entered into to clarify the original intent of FPIC Insurance Group, Inc., the sponsor of the Plan, in adopting the 1999 Amendment to the Plan and is made effective as of June 8, 1999.



                                  Exhibit A-9

         1. Section 7.1(c) of the Plan shall be amended by deleting the phrase "within one year after the date of such death or disability" and replacing it with the phrase "within two years after the date of such death or disability."

         All provisions of the Plan not specifically mentioned in this Second 1999 Amendment shall be modified to the extent necessary to be consistent with the changes made in this Amendment.



                              2000 AMENDMENT TO THE
                           DIRECTOR STOCK OPTION PLAN

         This 2000 Amendment to the Director Stock Option Plan (the "Plan") is made effective as of June 7, 2000, subject to shareholder approval at the 2000 Annual Meeting of Shareholders.

         Section 5.1 of the Plan shall be amended to read as follows:

                  "5.1 The aggregate number of shares that may be issued under options granted pursuant to the Plan shall not exceed 630,000 shares."

         All provisions of the Plan not specifically mentioned in this 2000 Amendment shall be considered modified to the extent necessary to be consistent with the changes made in this Amendment.

                                    PROPOSED
                              2001 AMENDMENT TO THE
                           DIRECTOR STOCK OPTION PLAN

         This 2001 Amendment to the Director Stock Option Plan (the "Plan") is made effective as of June 6, 2001, subject to shareholder approval at the 2001 Annual Meeting of Shareholders.

         Section 5.1 of the Plan shall be amended to read as follows:

                  "5.1 The aggregate number of shares that may be issued under options granted pursuant to the Plan shall not exceed 680,000 shares."

         All provisions of the Plan not specifically mentioned in this 2001 Amendment shall be considered modified to the extent necessary to be consistent with the changes made in this Amendment.



                                  Exhibit A-10

                                                                       Exhibit B

                             OMNIBUS INCENTIVE PLAN


1.       PURPOSE

         1.1 The purpose of the Florida Physicians Insurance Company Omnibus Incentive Plan is to provide incentives to specified individuals whose performance, contributions and skills add to the value of Florida Physicians Insurance Company. The Company also believes that the Plan will facilitate attracting, retaining and motivating Employees of high caliber and potential.

         1.2 Plan participants shall include those officers and key employees of the Company and subsidiaries who, in the opinion of the Committee, are making or are in a position to make substantial contributions to the Company by their ability and efforts.

2.       DEFINITIONS

         2.1 For purposes of the Plan, the following terms shall have the definition, which is attributed to them, unless the context clearly indicates to the contrary.

                  (a) "Award" shall mean a grant of Restricted Stock, Contingent Stock, an Option, or an SAR.

                  (b)      "Board" means the Company's Board of Directors.

                  (c) "Book Value" means the value per Share determined for statutory book purposes by dividing the total equity of the Company on a given date by all Shares of stock outstanding on such date.

                  (d) "Change in Control" shall not mean the Restructure but shall mean the earlier of the following events which are not connected to the Restructure:

                           (i) either (A) receipt by the Company of a report on Schedule 13D, or an amendment to such a report, filed with the SEC pursuant to Section 13(d) of the Exchange Act, disclosing that any person (as such term is used in Section 13(d) of the Exchange Act) ("Person"), is the beneficial owner, directly or indirectly, of twenty
                                    (20) percent or more of the outstanding
                                    stock of the Company, or (B) actual
                                    knowledge by the Company of facts on the basis of which any Person is required to file such a report on Schedule 13D, or to file an amendment to such a report, with the SEC (or would be required to file such a report or amendment upon the lapse of the applicable period of time specified in
                                    Section 13(d) of the Exchange Act)
                                    disclosing that such Person is the
                                    beneficial owner, directly or indirectly, of twenty (20) percent or more of the outstanding stock of the Company;



                                  Exhibit B-1

                           (ii) purchase by any Person, other than the Company or a wholly owned subsidiary of the Company, of shares pursuant to a tender or exchange offer to acquire any stock of the Company (or securities convertible into stock) for cash, securities or any other consideration provided that, after consummation of the offer, such Person is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act regardless of whether the Company or such Person would otherwise be subject to the Exchange Act), directly or indirectly, of twenty (20) percent or more of the outstanding stock of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire stock regardless of whether the Company or such Person would otherwise be subject to the Exchange Act);

                           (iii)    either (A) the filing by any Person
                                    acquiring, directly or indirectly, twenty
                                    (20) percent or more of the outstanding
                                    stock of the Company of a statement with the Florida Department of Insurance pursuant to
                                    Section 628.461 of the Florida Statutes, or
                                    (B) actual knowledge by the Company of facts on the basis of which any Person acquiring, directly or indirectly, twenty (20) percent or more of the outstanding stock of the Company or a controlling company is required to file such a statement pursuant to Section 628.461.

                           (iv) approval by the shareholders of the Company of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of stock of the Company would be converted into cash, securities or other property, other than a consolidation or merger of the Company in which holders of its stock immediately prior to the consolidation or merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger as immediately before, or (B) any consolidation or merger in which the Company is the continuing or surviving corporation but in which the common shareholders of the Company immediately prior to the consolidation or merger do not hold at least a majority of the outstanding common stock of the continuing or surviving corporation (except where such holders of common stock hold at least a majority of the common stock of the corporation that owns all of the common stock of the Company), or (C) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or (D) any merger or consolidation of the Company where, after the merger or consolidation, one Person owns 100% of the shares of stock of the Company (except where the holders of the Company's common stock immediately prior to such merger or

                                  Exhibit B-2
                                    consolidation  own at least 90% of the
                                    outstanding stock of such Person immediately after such merger or consolidation); or

                           (v) a change in the majority of the members of the Board within a 24-month period unless the election or nomination for election by the Company's shareholders of each new director was approved by the vote of at least two-thirds of the directors then still in office who were in office at the beginning of the 24-month period.

                  (e) "Code" means the Internal Revenue Code of 1986, as amended.

                  (f) "Committee" means the members of the Compensation Committee of the Board who are "outside directors" (within the meaning of Code Section 162(m)) and "disinterested persons" (within the meaning of Rule 16b-3 of the Exchange Act).

                  (g) "Company" means Florida Physicians Insurance Company until the Restructure and on and after the Restructure, FPIC Insurance Group, Inc.

                  (h) "Contingent Stock" means stock issued, subject to certain conditions, to a Grantee pursuant to Section 9 hereof.

                  (i)      "Directors" means the members of the Board.

                  (j)      "Effective Date" means January 13, 1996.

                  (k) "Employee" means any individual who performs services for the Company, a Parent or Subsidiary, and is included on the regular payroll of the Company, a parent or subsidiary.

                  (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (m) "Fair Market Value" means on, or with respect to, any given date:

                           (i) If determined on the date of the IPO, the initial offering price to the public.

                           (ii) If not on the date of the IPO and the Shares are listed on a national stock exchange, the closing market price of such Shares as reported on the composite tape for issues listed on such exchange on such date or, if no trade shall have been reported for such date, on the next preceding date on which there were trades reported; provided, that if no such quotation shall have been made within the ten business days preceding such date, Fair Market Value shall be determined under (iv) below.



                                  Exhibit B-3

                           (iii) If not on the date of the IPO and the Shares are not listed on a national stock exchange but are traded on the over-the-counter market, the mean between the closing dealer bid and asked price of such Shares as reported by the National Association of Securities Dealers through their Automated Quotation System for such date, or if no quotations shall have been made on such date, on the next preceding date on which there were quotations; provided, that, if such quotations shall have been made within the ten business days preceding such date, Fair Market Value shall be determined under
                                    (iv) below.

                           (iv) If (i), (ii), and (iii) do not apply, the Fair Market Value of a Share without regard to any control premium or discount for lack of control (except as otherwise required by Section 422 of the Code) as determined by the Committee in good faith consistent with the valuation of the Company as provided by a third party appraiser for other corporate purposes before adjustments or any discounts applied due to lack of marketability. The Committee may rely upon the most recent valuation and there shall be no requirement to cause a more recent valuation to be made.

                  (n) "Grantee" means an Employee who is an Optionee or an Employee who has received an Award.

                  (o) "Incentive Stock Option" shall have the same meaning as given to the term by Section 422 of the Code and any regulations or rulings promulgated thereunder.

                  (p) "IPO" means the initial public offering of the Company's common stock pursuant to a registration statement on Form S-1 filed by the Company with the U.S. Securities and Exchange Commission.

                  (q) "Nonqualified Stock Option" means any option granted under the Plan which is not considered an Incentive Stock Option.

                  (r) "Option" means the right to purchase from the Company a stated number of Shares at a specified price. The Option may be granted to an Employee subject to the terms of this Plan, and such other conditions and restrictions as the Committee deems appropriate. Each Option shall be designated by the Committee to be either an Incentive Stock Option or a Nonqualified Stock Option.

                  (s) "Option Price" means the purchase price per Share subject to an Option, as described in Section 7.2(a).



                                  Exhibit B-4

                  (t) "Optionee" means an Employee who has been awarded an Option under the Plan.

                  (u) "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of a granting of an Option, each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain within the meaning of Section 424(e) of the Code and any regulations or rulings promulgated thereunder.

                  (v) "Plan" means Florida Physicians Insurance Company Omnibus Incentive Plan, as evidenced herein and as amended from time to time.

                  (w) "Restricted Stock" shall mean stock issued, subject to restrictions, to a Grantee pursuant to Section 10 hereof.

                  (x) "Restructure" means the corporate reorganization pursuant to which Florida Physicians Insurance Company shall become the wholly owned subsidiary of FPIC Insurance Group, Inc.

                  (y)      "SAR" means a stock appreciation right.

                  (z)      "SEC" means the U.S. Securities and Exchange
                           Commission.

                  (aa) "Section 16 Person" means a person subject to Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

                  (bb) "Share" means one share of the $1.00 par value common stock of the Company. On and after the Restructure, "Share" means one share of $.10 par value common stock of FPIC Insurance Group, Inc.

                  (cc) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, within the meaning of Section 424(f) of the Code and any regulations or rulings promulgated thereunder.

3.       ADMINISTRATION

         3.1 The Plan shall be administered by the Committee. As applied to Employees, the Committee shall have full and final authority in its discretion to:




                                  Exhibit B-5

                  (a) conclusively interpret the provisions of the Plan and to decide all questions of fact arising in its application;

                  (b) determine the individuals to whom awards shall be made under the Plan;

                  (c) determine the type of award to be made to such Employees and the amount, size and terms of each award;

                  (d) determine the time when awards will be granted to Employees; and

                  (e) make all other determinations necessary or advisable for the administration of the Plan.

4.       SHARES SUBJECT TO THE PLAN

         4.1 Prior to the Restructure the Shares subject to Awards under the Plan shall not exceed in the aggregate 183,000 Shares and on and after the Restructure the Shares subject to Awards under the Plan shall not exceed in the aggregate 915,000 Shares.

         4.2      Shares may be authorized and unissued Shares or treasury
Shares.

         4.3 The maximum number of Shares that may be awarded pursuant to the Contingent or Restricted Stock Award provisions of Sections 9 and 10 shall be 25% of the total Shares authorized for issuance under the Plan.

         4.4 Except as provided herein, any Shares subject to an Option or right for which any reason expires or is terminated unexercised as to such Shares shall again be available under the Plan.

5.       PARTICIPANTS

         5.1 Awards permitted pursuant to the Plan may only be made to Employees.

6.       AWARDS UNDER THE PLAN

         6.1 Awards under the Plan may be in the form of Options (both Nonqualified Stock Options and Incentive Stock Options), Contingent Stock, Restricted Stock, and SARs, or such other forms as the Committee may in its discretion deem appropriate but in any event which are consistent with the Plan's purpose, including any combination of the above.

         6.2 Prior to the Restructure the maximum number of Awards that may be awarded to any one person during the life of the Plan shall be 60,000 Shares and on and after the Restructure the maximum number of Awards that may be awarded to any one person during the life of the Plan shall be 300,000 Shares. Prior to the Restructure the maximum number of Shares with respect to which Options or rights may be granted during a calendar year to any Employee is 60,000 Shares and on and after the Restructure the maximum number of Shares with respect to



                                  Exhibit B-6
which Options or rights may be granted during a calendar year to any Employee is 300,000 Shares.

7.       STOCK OPTIONS

         7.1 The Committee in its sole discretion may designate whether an Option is to be considered an Incentive Stock Option or a Nonqualified Stock Option. The Committee may grant both an Incentive Stock Option and a Nonqualified Stock Option to the same individual. However, where both an Incentive Stock Option and a Nonqualified Stock Option are awarded at one time, such Options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event will the exercise of one such Option affect the right to exercise the other such Option except to the extent the Committee determines in writing otherwise.

         7.2 Options granted pursuant to the Plan shall be authorized by the Committee under terms and conditions approved by the Committee, not inconsistent with this Plan or Exchange Act Rule 16b-3(c), and shall be evidenced by agreements in such form as the Committee shall from time to time approve, which agreements shall contain or shall be subject to the following terms and conditions, whether or not such terms and conditions are specifically included therein:

                  (a) The Option Price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of such Share on the day the Option is granted, as determined by the Committee. The Option Price of a Nonqualified Stock Option issued prior to the IPO shall not be less than 100% of Book Value of such Share on the day the Option is granted, as determined by the Committee. The Option Price of a Nonqualified Stock Option issued on or after the IPO shall not be less than 50% of the Fair Market Value of such Share on the day the Option is granted, as determined by the Committee. The option agreement for a Nonqualified Stock Option at the Committee's sole discretion, may, but need not, provide for a reduction of the purchase price by dividends paid on a Share as long as the Option is outstanding and not exercised, but in no event shall this price be less than the par value of such Share.

                  (b) Each option agreement shall state the period or periods of time, as may be determined by the Committee, within which the Option may be exercised by the participant, in whole or in part, provided such period shall not commence earlier than six months after the date of grant of the Option and not later than ten years after the date of the grant of the Option. The Committee shall have the power to permit in its discretion an acceleration of previously determined exercise terms, subject to the terms of this Plan, to the extent permitted by Exchange Act Rule 16b-3(c), and under such circumstances and upon such terms and conditions as deemed appropriate and which are not inconsistent with Exchange Act Rule 16b-3(c)(1).



                                  Exhibit B-7

                  (c) Shares purchased pursuant to an option agreement shall be paid for in full at the time of purchase, either in the form of cash, common stock of the Company at Fair Market Value, or a combination thereof, as the Committee may determine.

                  (d) Notwithstanding anything herein to the contrary, the aggregate Fair Market Value (determined as of the time the Option is granted) of Incentive Stock Options for any Employee which may become first exercisable in any calendar year shall not exceed $100,000.

                  (e) Notwithstanding anything herein to the contrary, no Incentive Stock Option shall be granted to any individual if, at the time the Option is to be granted, the individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company unless at the time such Option is granted the Option Price is at least 110% of the Fair Market Value of the stock subject to Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

                  (f) Each Incentive Stock Option agreement shall contain such other terms, conditions and provisions as the Committee may determine to be necessary or desirable in order to qualify such Option as a tax-favored option within the meaning of Section 422 of the Code, or any amendment thereof, substitute therefor, or regulation thereunder. Subject to the limitations of
                           Section 19, and without limiting any provisions hereof, the Committee shall have the power without further approval to amend the terms of any Option for Employees.

         7.3 If any Option is not granted, exercised, or held pursuant to the provisions applicable to an Incentive Stock Option, it will be considered to be a Nonqualified Stock Option to the extent that any or all of the grant is in conflict with such provisions.

         7.4 An Option may be terminated (subject to any shorter periods set forth in an individual option agreement by the Committee, in its sole discretion) as follows:

                  (a) During the period of continuous employment with the Company or Subsidiary, an Option will be terminated only if it has been fully exercised or it has expired by its terms.

                  (b) In the event of termination of employment for any reason, the Option will terminate upon the earlier of
                           (i) the full exercise of the Option, (ii) the expiration of the Option by its terms, or (iii) except as provided in 7.4(c), no more than three years (three months for Incentive Stock Options) following the date of employment termination. For purposes of the Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment except with respect to an Incentive Stock Option as required to comply with Code Section 422 and the regulations issued thereunder.



                                  Exhibit B-8

                  (c) If an Optionee's employment terminates by reason of death or Permanent and Total Disability prior to the termination of an Option, such Option may be exercised to the extent that the Optionee shall have been entitled to exercise it at the time of death or disability, as the case may be, by the Optionee, the estate of the Optionee or the person or persons to whom the Option may have been transferred by will or by the laws of descent and distribution for the period set forth in the Option, but no more than three years following the date of such death or disability, provided, however, with respect to an Incentive Stock Option, such right must be exercised, if at all, within one year after the date of such death or disability.

8.       STOCK APPRECIATION RIGHTS

         8.1 SARs shall be evidenced by SAR agreements in such form, and not inconsistent with this Plan or Exchange Act Rule 16b-3(c)(1), as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions as discussed in Sections 8.2 through 8.4.

         8.2 An SAR may be granted in connection with an Option and shall entitle the Grantee, subject to such terms and conditions determined by the Committee, to receive, upon surrender of the Option, all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares at the time of the surrender, as determined by the Committee, over (ii) 100% of the Fair Market Value of such Shares at the time the Option was granted less any dividends paid while the Option was outstanding but unexercised.

         8.3 SARs shall be granted for a period of not less than six months nor more than ten years, and shall be exercisable in whole or in part, at such time or times and subject to such other terms and conditions as shall be prescribed by the Committee at the time of grant, subject to the following:

                  (a) No SAR shall be exercisable, in whole or in part, during the six-month period starting with the date of grant; and

                  (b) SARs will be exercisable only during a Grantee's employment by the Company or a Subsidiary, except that in the discretion of the Committee an SAR may be made exercisable for up to three months after the Grantee's employment is terminated for any reason other than death, retirement or disability. In the event that a Grantee's employment is terminated as a result of death, retirement or disability without having fully exercised such Grantee's SARs, the Grantee or such Grantee's beneficiary may have the right to exercise the SARs during their term within a period of 24 months after the date of such termination to the extent that the right was exercisable at the date of such termination, or during such other period and subject to such terms as may be determined by the Committee. The Committee in its sole discretion may reserve the right to accelerate previously determined exercised terms,



                                  Exhibit B-9
                           within the terms of the Plan, under such circumstances and upon such terms and conditions as it deems appropriate.

                  (c) The Committee shall establish such additional terms and conditions, without limiting the foregoing, as it determines to be necessary or desirable to avoid "short-swing" trading liability in connection with an SAR within the meaning of Section 16(b) of the Exchange Act.

         8.4 Upon exercise of an SAR, payment shall be made in the form of common stock of the Company (at Fair Market Value on the date of exercise), cash, or a combination thereof, as the Committee may determine.

9.       CONTINGENT STOCK AWARDS

         9.1 Contingent Stock Awards under the Plan shall be evidenced by Contingent Stock agreements in such form and not inconsistent with this Plan as the Committee shall approve from time to time, which agreements shall contain in substance the terms and conditions described in Sections 9.2 through 9.5.


         9.2 The Committee shall determine the amount of Contingent Stock Award to be granted to an Employee based on the expected impact the Employee can have, or actually has had, on the financial well being of the Company and other factors deemed by the Committee to be appropriate.

         9.3 Contingent Stock Awards made pursuant to this Plan shall be subject to such terms, conditions, and restrictions, including without limitation, substantial risks of forfeiture and/or attainment of performance objectives, and for such period or periods (in excess of six months) as shall be determined by the Committee at the time of grant. The Committee shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction period (so long as the minimum six-month period is retained) with respect to any part or all of the Award to any participant. The Committee shall have the power to make a Contingent Stock Award that is not subject to vesting or any other contingencies in recognition of an Employee's prior service and financial impact on the Company.

         9.4 The agreement shall specify the terms and conditions upon which any restrictions on the right to receive Shares representing Contingent Stock Awards under the Plan shall lapse, as determined by the Committee. Upon the lapse of such restrictions, Shares shall be issued to the participant or such participant's legal representative.

         9.5 In the event of a participant's termination of employment for any reason prior to the lapse of restrictions applicable to a Contingent Stock Award made to such participant and unless otherwise provided for herein by this Plan or as provided for in the Contingent Stock agreement, all rights to Shares as to which there still remain unlapsed restrictions shall be forfeited by such participant to the Company without payment or any consideration by the Company, and neither the participant nor any successors, heirs, assigns or personal




                                  Exhibit B-10
representatives of such participants shall thereafter have any further rights or interest in such Shares.

10.      RESTRICTED STOCK AWARD

         10.1 Restricted Stock Awards under the Plan shall be evidenced by Restricted Stock agreements in such form, and not inconsistent with this Plan, as the Committee shall approve from time to time, which agreements shall contain in substance the terms and conditions described in Sections 10.2 through 10.6.

         10.2 The Committee shall determine the amount of a Restricted Stock Award to be granted to an Employee based on the past or expected impact the Employee has had or can have on the financial well-being of the Company and other factors deemed by the Committee to be appropriate.

         10.3 Restricted Stock Awards made pursuant to this Plan shall be subject to such terms, conditions, and restrictions, including without limitation, substantial risks of forfeiture and/or attainment of performance objectives, and for such period or periods (in excess of six months) as shall be determined by the Committee at the time of grant. The Committee shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction period (so long as the minimum six-month period is retained) with respect to any part or all of the Award to any participant. Upon issuance of a Restricted Stock Award, Shares will be issued in the name of the recipient. During the restriction period, recipient shall have the rights of a shareholder for all such Shares of Restricted Stock, including the right to vote and the right to receive dividends thereon as paid.

         10.4 Each certificate evidencing stock subject to Restricted Stock Awards shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. Any attempt to dispose of stock in contravention of such terms, conditions and restrictions shall be ineffective. The Committee may adopt rules which provide that the certificates evidencing such Shares may be held in custody by a bank or other institution, or that the Company may itself hold such Shares in custody, until the restrictions thereon shall have lapsed and may require as a condition of any Award that the recipient shall have delivered a stock power endorsed in blank relating to the stock covered by such Award.

         10.5 The Restricted Stock agreement shall specify the terms and conditions upon which any restrictions on the right to receive shares representing Restricted Stock awarded under the Plan shall lapse as determined by the Committee. Upon the lapse of such restrictions, Shares which have not been delivered to the recipient or such recipient's legal representative shall be delivered to such participant or such participant's legal representative.

         10.6 In the event of a participant's termination of employment for any reason prior to the lapse of restrictions applicable to a Restricted Stock Award made to such participant and unless otherwise provided for herein by this Plan or as provided for in the Restricted Stock agreement, all rights to Shares as to which there remain unlapsed restrictions shall be forfeited by such participant to the Company without payment or any consideration by the Company, and



                                  Exhibit B-11
neither the participant nor any successors, heirs, assigns or personal representatives of such participant shall thereafter have any further rights or interest in such Shares.

11. OTHER PROVISIONS RELATING TO CONTINGENT AND RESTRICTED STOCK AWARDS AND STOCK OPTIONS

         11.1 Notwithstanding any other provisions to the contrary in Sections 7, 9, or 10 or elsewhere in this Plan, the additional provisions described in Sections 11.1 and 11.2 shall apply to Contingent and Restricted Stock Awards and to stock option Awards (except that Section 11.2 shall only apply to Contingent and Restricted Stock Awards).

         11.2 If a recipient of a Contingent or Restricted Stock Award has his or her employment terminated and his or her salary continued through an employment agreement, severance program or other comparable arrangement, then any contingencies and restrictions which are satisfied or which would have been satisfied during the period for which the recipient's salary is to be continued, irrespective of form, will be deemed to have been satisfied, and such Shares of Contingent and/or Restricted Stock shall be issued and delivered to the recipient or such recipient's legal representative no later than the expiration of the salaries continuation program.

         11.3 Upon a Change in Control, all Options, Contingent Stock Awards, Restricted Stock Awards, and SARs will automatically vest as of that date and all restrictions or contingencies will be deemed to have been satisfied.


         11.4 The Committee may provide in any individual agreement in connection with an Award that upon a Change in Control the Executive may have a period of time to exercise such Award which period does not exceed its original term.

12.      GENERAL RESTRICTIONS

         12.1 The Plan and each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an Award with respect to the disposition of Shares, is necessary or desirable as a condition of, or in connection with the Plan or the granting of such Award or the issue or purchase of Shares of common stock thereunder, the Plan will not be effective and/or the Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

13.      RIGHTS OF A SHAREHOLDER

         13.1 The recipient of any Award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for Shares of common stock are issued to such



                                  Exhibit B-12
recipient, except for the rights provided in Section 11 of this Plan as it pertains to Restricted Stock Awards.

14.      RIGHTS TO TERMINATE EMPLOYMENT

         14.1 Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or its subsidiary or affect any right which the Company or its subsidiary may have to terminate the employment of such participant.

15.      WITHHOLDING OF TAXES

         15.1 Whenever the Company proposes, or is required, to issue or transfer Shares under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount, or a number of shares, sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state and/or local withholding tax requirements.

16.      NONASSIGNABILITY

         16.1 No Award or benefit under the Plan shall be assignable or transferable by the recipient thereof except by will or by the laws of descent and distribution. During the life of the recipient, such Award shall be exercisable only by such person or by such person's guardian or legal representative.


17.      NON-UNIFORM DETERMINATIONS

         17.1 The Committee's determination under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and conditions of such Awards and the agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

18.      ADJUSTMENTS

         18.1 In the event of any change in the outstanding common stock of the Company by reason of the Restructure, a stock dividend, recapitalization, merger, consolidation, split-up, combination, exchange of Shares or the like, the Committee shall adjust the number of Shares of common stock which may be issued under the Plan and shall provide for an equitable adjustment of any outstanding Award or Shares issuable pursuant to an outstanding Award under this Plan.



                                  Exhibit B-13

19.      AMENDMENT

         19.1 The Plan may be amended by the Board, without Shareholder approval, at any time in any respect, unless Shareholder approval of the amendment in question is required under Florida law, the Code, any exemption from Section 16 of the Exchange Act (including without limitation SEC Rule 16b-3) for which the Company intends Section 16 Persons to qualify, any national securities exchange system on which the Shares are then listed or reported, by any regulatory body having jurisdiction with respect to the Plan, or any other applicable laws, rules or regulations.

         19.2 The termination or modification or amendment of the Plan shall not, without the consent of a participant, affect a participant's rights under an Award previously granted. Notwithstanding the foregoing, however, the corporation reserves the right to terminate the Plan in whole or in part, at any time and for any reason, provided that full and equitable compensation is made to participants with respect to Awards previously granted.

20.      EFFECT ON OTHER PLAN

         20.1 Participation in this Plan shall not affect a participant's eligibility to participate in any other benefit or incentive plan of the Company, and any Awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company unless specifically provided.

21.      DURATION OF PLAN

         21.1 The Plan shall remain in effect until all Awards under the Plan have been satisfied by the issuance of Shares or the payment of cash, but no Awards shall be granted more than ten years after the date the Plan is adopted by the Company.

22.      FUNDING OF THE PLAN

         22.1 This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under this Plan, and payment of Awards shall be on the same basis as the claims of the Company's general creditors. In no event shall interest be paid or accrued on any Award including unpaid installments of Awards.

23.      GOVERNING LAW

         23.1 The laws of the State of Florida shall govern, control and determine all questions arising with respect to the Plan and the interpretation and validity of its respective provisions.



                                  Exhibit B-14

                             FIRST AMENDMENT TO THE
                      FLORIDA PHYSICIANS INSURANCE COMPANY
                             OMNIBUS INCENTIVE PLAN

         This First Amendment to the Florida Physicians Insurance Company Omnibus Incentive Plan (the "Plan") is made effective as of March 16, 1996.

         1. Section 2.1(v) of the Plan shall be amended to read as follows:

                  "(v) 'Plan' means Omnibus Incentive Plan, as evidenced herein and as amended from time to time."

         All provisions of the Plan not specifically mentioned in this First Amendment shall be considered modified to the extent necessary to be consistent with the changes made in this First Amendment.

                             SECOND AMENDMENT TO THE
                             OMNIBUS INCENTIVE PLAN

         This Second Amendment to the Omnibus Incentive Plan (the "Plan") is made effective as of September 14, 1997.

         1.       Section 4.1 of the Plan shall be amended to read as follows:

                  "4.1 The aggregate number of Shares which may be issued under Options granted pursuant to the Plan shall not exceed in the aggregate 1,165,000 Shares."

         All provisions of the Plan not specifically mentioned in this Second Amendment shall be considered modified to the extent necessary to be consistent with the changes made in this Second Amendment.

                              1999 AMENDMENT TO THE
                             OMNIBUS INCENTIVE PLAN

         This 1999 Amendment to the Omnibus Incentive Plan (the "Plan") is made effective as of June 8, 1999.

                  1. Section 4.1 of the Plan shall be amended to read as follows:

                           "4.1 The aggregate number of Shares which may be issued under Options granted pursuant to the Plan shall not exceed 1,665,000 Shares."

                  2. Section 6.2 of the Plan shall be amended to read as follows:



                                  Exhibit B-15

                           "6.2 The maximum number of Awards that may be awarded to any one person during the life of the Plan shall be 600,000 Shares."

                  3. Section 16.1 shall be amended by the addition of the following sentence at the end of such Section:

                           "Notwithstanding the foregoing, under certain circumstances The Committee may grant (or sanction by amending an existing grant) Nonqualified Stock Options which may be transferred by the Optionee during his or her lifetime to any member of his or her immediate family or a trust established for the exclusive benefit of one or more members of his or her immediate family or to a former spouse pursuant to a domestic relations order. For purposes of this Section, the term "immediate family" is defined as an Optionee's spouse, children, stepchildren, grandchildren (including relationships arising from legal adoption), and parents."

         All provisions of the Plan not specifically mentioned in this 1999 Amendment shall be considered modified to the extent necessary to be consistent with the changes made in this Amendment.

                              2000 AMENDMENT TO THE
                             OMNIBUS INCENTIVE PLAN

         This 2000 Amendment to the Omnibus Incentive Plan (the "Plan") is made effective as of June 7, 2000, subject to shareholder approval at the 2000 Annual Meeting of Shareholders.


         Section 4.1 of the Plan shall be amended to read as follows:

                           "4.1 The aggregate number of Shares that may be issued under Options granted pursuant to the Plan shall not exceed 1,865,000 Shares."

         All provisions of the Plan not specifically mentioned in this 2000 Amendment shall be considered modified to the extent necessary to be consistent with the changes made in this Amendment.



                                  Exhibit B-16

                                    PROPOSED
                              2001 AMENDMENT TO THE
                             OMNIBUS INCENTIVE PLAN


         This 2001 Amendment to the Omnibus Incentive Plan (the "Plan") is made effective as of June 6, 2001, subject to shareholder approval at the 2001 Annual Meeting of Shareholders.


         Section 4.1 of the Plan shall be amended to read as follows:

                           "4.1 The aggregate number of Shares that may be issued under Options granted pursuant to the Plan shall not exceed 2,088,000 shares."

         All provisions of the Plan not specifically mentioned in this 2001 Amendment shall be considered modified to the extent necessary to be consistent with the changes made in this Amendment.






                                  Exhibit B-17